EXHIBIT 99.2
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                      MASTER SOFTWARE LICENSE AGREEMENT
                      ---------------------------------


This Master Software License Agreement is made effective as of this 5th day of April, 2000, by and between Entrade Asia Pacific Pty Ltd ACN 092 146 426, a corporation incorporated in Western Australia, with its principal offices at Ground Floor, Durack Centre, 263 Adelaide Terrace, Perth, Western Australia, 6000 ("Licensee") and entrade.com, Inc., a Delaware corporation, with its principal offices at 521 Fellowship Road, Suite 130, Mt. Laurel, New Jersey 08054 ("Licensor"). Hereinafter Licensee and Licensor are referred to from time to time collectively as the "Parties" and individually as a "Party."

WHEREAS, the Licensor has developed and owns all rights in and to the Licensed Product (as hereinafter defined), and has represented that it has expertise in the establishment and hosting of web sites which host the Entrade Transaction Software.

WHEREAS, the Licensee has been incorporated to facilitate on-line business to business e-commerce and related activities, and in particular to hold a license to market and distribute the Licensed Product to third parties in the Territories (as defined below).

WHEREAS, the Licensor possesses the copyrights and certain confidential and proprietary know-how and technology relating to, the Licensed Product.

WHEREAS, the Licensee desires to license the Licensed Product in order to use the Licensed Product for specific applications involving on-line business to business activities, all on the terms and subject to the conditions set forth herein including for the purpose of marketing and distributing the Licensed Product to third parties in the Territories.

WHEREAS, the Licensee wishes to acquire and the Licensor has agreed to provide certain additional services described in this Agreement in respect of the Licensed Product on request.

NOW THEREFORE, in consideration of the covenants, agreements and consideration hereinafter contained (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties by their execution hereof), the Parties hereby covenant and agree as follows:


                         ARTICLE 1.  INTERPRETATION

1.1 Definitions. In this Agreement, and the Schedules and Exhibits (if any) annexed hereto, the following expressions shall have the respective meanings indicated below:

      Acceptance Procedure means the procedure for conducting acceptance tests of Deliverables specified in Exhibit B.



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      Additional Services means hosting, maintenance and support, development of web sites, creation of Custom Applications, systems integration, training or other services requested to be performed by Licensor relating to the Licensed Product.

      Affiliate means, with respect to a Party to this Agreement, any entity in which, directly or indirectly, a Party owns equity securities or any entity that directly or indirectly owns equity securities in a Party in the amount of greater than twenty-five percent of the equity.

      Agreement means this Master Software License Agreement and the Schedules and Exhibits (if any) annexed hereto.

      Closing Date means the Closing Date defined in the Shareholders'
Agreement.

      Code means the computer programming code associated with the Software and the Improvements. Except as otherwise specified, Code shall include both Object Code and Source Code.

      Conditions mean the conditions precedent listed in Section 5.1 of the Shareholders' Agreement.

      Confidential Information shall have the meaning set forth in Section
4.1.

      Custom Application shall mean a modification, customization, enhancement, or alteration of the Licensed Product pursuant to a Statement of Work.

      Deliverable means software, documents or other materials identified in a Statement of Work as "deliverable."

      Delivery (or to Deliver) occurs when a Party physically or electronically receives from the other Party (or, in the case of a permitted Sublicensee, from the Licensee) the material that is being delivered.

      Documentation means any and all written materials, including but not limited to user manuals, and machine-readable text subject to display and printout that relate to and/or describe the Software or the Code.

      Entrade Transaction Software means the Licensor's transaction software (version 4.0), as described in Exhibit D, an on-line business to business e-commerce system using the Licensor's transactional technology and featuring general e-commerce, procurement, spot market, bidding, asset management, redeployment and disposition applications.

      Escrow Agreement means an escrow agreement for the deposit of Source Code with an escrow agent and detailing the terms and conditions relating to the escrow arrangement.

      GAP means GlobalNet Asia Pacific Ltd ACN 090 616 685.


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      Improvement means any and all Updates and Upgrades, but not Custom
Applications, of the Licensed Product, the Code and any related Know-How and technology as made generally commercially available to other customers or partners of the Licensor.

      IP Claim shall have the meaning set forth in Section 3.5.

      Know-How means any and all inventions (whether patentable or not), concepts, techniques, devices, data and other information (including, but not limited to computer source code, flow charts, opinions, drawings, blueprints and engineering and test specifications) associated with the Software and/or the Code, excluding know-how specifically allocated to Licensee in a Statement of Work.

      Licensed Marks shall have the meaning set forth in Section 2.8.

      Licensor Marks shall have the meaning set forth in Section 2.9.

      Licensed Trademark shall have the meaning set forth in Section 2.8.

      Licensed Name shall have the meaning set forth in Section 2.8.

      Licensed Product means the Software, the Documentation, the Improvements and any copies of the Software, Documentation or Improvements and any related Know-How and technology.

      License means the license of the Licensed Product pursuant to this Agreement.

      License Fee shall have the meaning set forth in Section 2.10.

      Modifiable Source Code shall have the meaning set forth in Section
2.5.2.

      Object Code means the computer programming code associated with the Software and the Improvements that is intended to be directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly.

      Production Web Sites means the web sites, for Sublicensees, that Licensor may develop pursuant to a request from Sublicensee or Licensee.

      Shareholders' Agreement means the Joint Venture and Shareholders' Agreement dated on or about the date of this Agreement among the Licensor, the Licensee and GAP.

      Software means the Object Code version of the Entrade Transaction Software, and any Custom Applications derived therefrom.


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      Source Code means the computer programming code associated with the
Software and the Improvements, other than the Object Code, and related documentation, comments and procedural code, such as job control language, which may be printed out or displayed in human readable form.

      Specifications means the specifications for the Entrade Transaction Software in Exhibit D and such specifications for the Additional Services and Custom Applications, and such other documentation that the Parties agree, in writing, shall constitute Specifications.

      Statement of Work shall have the meaning set forth in Section 3.2.

      Sublicense Agreement shall have the meaning set forth in Section
2.7.1.

      Sublicensee shall have the meaning set forth in Section 2.1.

      Term  shall have the meaning set forth in Section 5.1.

      Territories means Australia, New Zealand, the Republic of
Philippines, Singapore, Malaysia, Indonesia, China, Hong Kong, Macao, Taiwan, South Korea, Myanmar, Sri Lanka, Thailand, Cambodia, Laos, Vietnam and Papua New Guinea.

      Transaction Documents means this Agreement, the Shareholders' Agreement and the constitution of the Licensee.

      Update means each minor enhancement, addition, or substitution to the Software, including bug fixes and corrections.

      Upgrade means each modification, addition and substitution to the Software that represents a substantial change, improvement or addition to the utility, efficiency, or functional capability of the Software, that is not solely an Update and that is made generally commercially available.

1.2 Entire Agreement; Modification; Waiver. The Transaction Documents constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, representations, proposals and/or other communications in respect of the licensing of the Licensed Product, whether oral or written. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each of the Parties. Subject to section 7.11, the terms of this Agreement shall prevail over any conflicting or additional terms, including any terms contained in purchase orders or oral communications between the Parties, but without limiting the Parties ability to amend this Agreement by agreement in writing specifically identified as an amendment hereto, as provided for in this section 1.2.

1.3 Governing Law; Jurisdiction. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the law of the State of Illinois. Each Party irrevocably consents to the exclusive jurisdiction of any state or federal court for or within the State of Illinois over any action or proceeding arising out of or related to this Agreement, and waives any objection to venue or inconvenience of the forum in any such court.


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1.4   Number and Gender.  Words imparting the singular include the plural and vice versa. Words imparting gender include the male, female and the gender neutral.

1.5 Headings; Severability. The headings used in this Agreement are for convenience only and are not to be construed to have legal significance. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

1.6 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.


                        ARTICLE 2.  GRANT OF LICENSE

2.1   Grant of License

      (a) Subject to the terms and conditions of this Agreement, the Licensor hereby grants to the Licensee, and the Licensee hereby accepts from the Licensor, a perpetual license during the Term to use the Licensed Product, market and distribute the Licensed Product, and to modify the Modifiable Source Code (defined in Section 2.5.2), for the limited purposes of this Agreement and subject to the restrictions set forth in Section 2.5, all within the Territories.

      (b) Subject to the terms and conditions of this Agreement, the Licensor hereby grants to the Licensee, and the Licensee hereby accepts from the Licensor, a perpetual, exclusive license during the Term to grant sub-licenses of the Licensed Product to third parties (each a "Sub-Licensee") within the Territories. Notwithstanding the foregoing, the exclusive license right granted to the Licensee in this Section is subject to the following terms and conditions:

            (i) Licensor has the right to grant licenses of the Licensed Product to third parties for the purpose of creating business to business internet communities (being vertical portals) within the Territories;

            (ii) Licensee's exclusive right to sub-license in a "Relevant Country" (as that term is defined in the Shareholders' Agreement) shall terminate if Licensor exercises its rights in accordance with Section 3.5(b) of the Shareholders' Agreement to terminate the restriction set forth in Section 3.5(a) of the Shareholders' Agreement, and thereupon the right to sub-license in such Relevant Country shall become a non-exclusive right to sub-license within that Relevant Country; and



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            (iii) Licensee's exclusive right to sub-license shall terminate on the second anniversary of the Closing Date and such right shall become a non-exclusive right to sub-license within the Territories.

2.2   Delivery.

      2.2.1 Delivery.  Licensor shall Deliver, or procure the Delivery of:

            (c) deliverables identified in a Statement of Work in accordance with that Statement of Work;

            (d) one copy of the Entrade Transaction Software to be installed on one (1) of Licensee's portable computers on or before 21 days (45 days for a branded version) from the Closing Date or Licensor's receipt of Licensee's compatible computer, whichever is later, for Licensee to use solely for demonstration purposes.

      2.2.2 Acceptance Procedure. The Deliverables shall be subject to the Acceptance Procedure as described in Exhibit B. The Licensed Product shall be deemed accepted upon acceptance of the first two Custom
Applications by the Licensee.

2.3 Improvements. The Licensor shall promptly notify the Licensee of, and provide to the Licensee for use by the Licensee and for distribution to sublicensees any and all available Improvements developed by or on behalf of Licensor. The Licensee shall and shall ensure that all Sublicensees shall be under an obligation to implement any Improvements within thirty
(30) days of Delivery of such Improvements to the Licensee or Sublicensee. Improvements shall be made available by Licensor to the Licensee for distribution to Sublicensees at no additional cost to the Licensee. Notwithstanding the foregoing, the Licensee shall impose a standard charge on Sublicensees for Improvements that constitute Upgrades.

2.4   Source Code.   The Parties agree that:

      (i)   the Licensor will at all times keep possession of all Source
Code; and

      (ii) the Licensee shall have no right, title, or interest in such Source Code.

     Notwithstanding Sections 2.4(i) and (ii), the Parties shall enter into an Escrow Agreement within ninety (90) days of the Closing Date pursuant to which the Licensee shall be a beneficiary. The Escrow Agreement shall be a multi-party Escrow Agreement. Licensee shall pay the costs of the source code escrow for the Licensee under this Agreement. Licensor shall deposit with the escrow agent updated copies of the Source Code relating to the Entrade Transaction Software within seven (7) days of Delivery of the Portal Web Sites and within forty-five (45) days of Acceptance of an Upgrade by Licensee.


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2.5   Restrictions on Use.

      2.5.1 Copies. The Licensee may make any reasonable number of copies it determines appropriate of the Software, the Improvements and the Documentation solely for

            (i) the Licensee's own operational use on any number of its central processing units;

            (ii)  for back up, security or archival purposes; and

            (iii) for distribution to Sublicensees in accordance with this Agreement.

      Any copies of any of the materials created in accordance with this
Section 2.5.1 shall include the Licensor's copyright and other proprietary notices. Except as set forth in Section 2.5.2, the Licensee may not modify, decompile, reverse engineer or otherwise attempt to derive the Source Code. The Licensee shall not modify the Licensed Product except as set forth in Section 2.5.2.

      2.5.2 Modifiable Source Code. In addition to the rights granted in the license in Section 2.1, Licensee has the right to modify only the following elements of the Source Code: (i) HTML; and (ii) ASP Code that does not make any calls to ADO ("Modifiable Source Code"). All such modifications must be approved by Licensor, in writing, prior to being put into production, which approval shall not be unreasonably withheld. Licensee may make copies of the Modifiable Source Code for the limited purpose of enabling Licensee or its agent to make modifications, but Licensee shall not otherwise copy, distribute or make such Source Code available to any third parties without Licensor's prior written consent.

      2.5.3 Modifications to certain documentation. Subject to the terms and conditions of this Agreement, Licensee shall have the right to modify operator and user manuals, training materials, guides, and other materials that Licensor makes generally commercially available to its customer base for such customers to use, market, operate, install, troubleshoot, maintain and provide training regarding the Licensed Product. Licensee shall Deliver to Licensor copies of all modified documentation within seven (7) days of commercial use of same.

2.6 Assignment. Except as provided in this Section 2.6 and in Section 2.7, neither Party shall assign, sublicense or otherwise transfer (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement, without the prior written consent of the other Party; provided, however, that the Licensee may assign:

     (a) this Agreement to any entity that acquires all or substantially all (being more than 90%) of the voting shares of the Licensee at the time of such assignment with the prior written consent of the Licensor, which consent will not be unreasonably withheld; and/or



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     (b)    any right or benefit of or arising under this Agreement, or grant a sublicense of any of its rights under this Agreement (at no cost) to:

      (i)   any wholly owned subsidiary corporation of the Licensee; or

      (ii) any corporation or joint venture owned by the Licensor and Gondwana Resources NL ACN 008 915 311; or

      (iii) to any entity established to comply with any law in any jurisdiction in which Licensee conducts business that requires Licensee to conduct such business through an entity established in that jurisdiction, but only if the relative direct and indirect ownership interests of the shareholders of the Licensee in such entity are identical to their relative shares in the Licensee,

      (provided that such corporation, joint venture, or entity first enters into a deed agreeing to be bound by the relevant provisions of this Agreement).

      Any attempted assignment, sublicense or transfer by a Party in derogation hereof shall be null and void. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. Notwithstanding the foregoing, the Licensee shall not assign this Agreement to any entity that competes with the Licensor in the Licensor's software development activities.

2.7   Sublicensing.

      2.7.1 Except as set forth in Section 2.6 or in this Section 2.7, this Agreement is not intended to confer, and shall not be deemed to confer, (a) on any person or entity other than the Licensee, any license to use the Licensed Product, or (b) subject to clause 2.1, 2.4 and 2.5.2 on Licensee or any Sublicensee any right to have access to the Source Code. The Licensee shall have the right to grant sublicenses of the Licensed Product to Sublicensees for use in the Territories on terms substantially in the form attached as Exhibit C. ("Sublicense Agreement"). With respect to each Sublicense Agreement that the Licensee enters into, the Licensee shall pay to the Licensor a one-time royalty of 5% of the sublicense fee received by the Licensee, due (i) upon the earlier of receipt by the Licensee of payment of fees by the Sublicensee or Delivery of the Licensed Products to the Sublicensee pursuant to a Sublicense Agreement, or (ii) where Sublicensee has the right, pursuant to a Sublicense Agreement, to perform an acceptance test regarding the Licensed Product, upon the earlier of receipt by the Licensee of the payment of fees by the Sublicensee or acceptance of the Licensed Product by the Sublicensee pursuant to a Sublicense Agreement. Licensee shall use its commercially reasonable efforts to encourage Sublicensees to accept the Licensed Product without requesting significant modification thereof.

      2.7.2 The Licensee will immediately notify the Licensor of the execution of any Sublicense Agreements, providing copies thereof, and of the Delivery of any copy of the Licensed Product, identifying the entity to whom the Licensed Product was Delivered. The Licensee will also immediately notify the Licensor of the termination of any Sublicense Agreements.


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      2.7.3 Prior to Delivery of the Licensed Product to a Sublicensee, the
Licensee shall execute a Sublicense Agreement with such Sublicensee. The Licensee shall require the Sublicensees to enter into a Sublicense
Agreement substantially similar to the Sublicense Agreement attached hereto as Exhibit C; however, Licensee shall have the right, in its sole discretion, to determine the price for such Sublicense Agreement. Licensor shall have the right to approve the Sublicensee. Such approval must occur in writing prior to Delivery of the Licensed Products to Sublicensee and must not be unreasonably withheld or delayed. The Licensee shall have the sole responsibility for Delivering the Licensed Product to Sublicensees

2.8   Licensed Name and Trademark License.  Licensor hereby:

      (a) grants the Licensee a royalty-free, worldwide, non-exclusive, non-transferable right and license to use, transmit, and display the name "Entrade" in its corporate name (the "Licensed Name"); and

      (b) grants the Licensee and each Sublicensee a royalty-free, worldwide, non-exclusive, non-transferable right and license to use, transmit, display or otherwise distribute the trademarks set forth in Exhibit A (the "Licensed Trademarks") in connection with the Licensed Products, subject to Licensor's approval and quality control measures, in a manner which shall conform to the terms and conditions of use of the Licensed Name and the Licensed Trademarks (collectively, the "Licensed Marks") as may be specified by Licensor from time to time and solely for the purposes expressly provided for hereunder.

      Notwithstanding the foregoing, the license granted in this Section
2.8 to Sublicensees is limited to the provision of services using the Licensed Product. The Licensor reserves the right to change the Licensed Marks at any time, in its sole discretion, upon sixty days' advanced written notice to the Licensee, if such change in the Licensed Marks is in conjunction with a general change in the use of the Licensed Marks by the Licensor.

      Subject to the provisions of this Section 2.8 and Section 2.9 hereof, any and all web sites established by the Licensee using the Licensed Product directly or through any sub-licenses will bear the Licensor's "Powered by Entrade" service mark, or such other service marks incorporating the name "entrade" as are approved by the Licensee in writing from time to time, on the home page and transactional pages of each such web site.

2.9 Limitations. The Licensee's and any Sublicensee's use of the Licensed Marks shall inure to the sole benefit of the Licensor. The nature and quality of services of the Licensee and any Sublicensee provided in connection with any website, goods, or services on which the Licensed Marks are used shall be subject to the review and approval of the Licensor, in its sole discretion. At the Licensor's


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      request, the Licensee shall provide examples of all forms of use of the Licensed Marks. The Licensor may terminate the Licensee's right to use the Licensed Marks at any time on written notice to the Licensee if the Licensor, in its sole discretion, believes that Licensee's use of the Licensed Marks is not in material compliance with this Agreement or that the nature and/or quality of services provided by the Licensee would, or would be reasonably likely to, have a material adverse effect on the reputation or standing of the Licensor.

      The termination of the Licensee's right to use the Licensed Marks shall automatically terminate the right of all Sublicensees to use the Licensed Marks, and the provisions of any sublicense shall so provide.

      The Licensee must terminate any Sublicensee's right to use the Licensed Marks on written notice from the Licensor to the Licensee if the Licensor, in its sole discretion, believes that Sublicensee's use of the Licensed Marks is not in material compliance with the use of the Licensed Marks under this Agreement or that the nature and/or quality of services provided by that Sublicensee would, or would be reasonably likely to, have a material adverse effect on the reputation or standing of the Licensor.

      The Licensor shall have and retain sole ownership of the trademarks, service marks (including without limitation the Licensed Marks), trade names, and logos owned or licensed by the Licensor (the "Licensor Marks"), including the goodwill pertaining thereto. The Licensee acknowledges and agrees that it has no rights in Licensor Marks, except in relation to the use of the Licensed Marks as provided for in Section 2.8, and that it has paid no consideration for the use of the Licensor Marks. Except for the Licensed Marks, the Licensee shall not make use of any of the Licensor Marks, without Licensor's written permission. The Licensee shall not intentionally, during the term of this Agreement or at any time after the cancellation or expiration thereof:

      (i) take any action that would convey or grant an interest in any of the Licensor Marks (except as provided for in Section 2.8);

      (ii) contest or take any action to contest the validity, distinctiveness and ownership of the Licensor Marks;

      (iii) attempt to register any Licensor Marks without the prior written consent of Licensor;

      (iv) use or attempt to register any trademark, service mark, trade name, or logo in any country in the world that is confusingly similar to any Licensor Marks; or

      (v)   assert or claim any interest in any Licensor Marks.

      Upon termination of this Agreement, or upon receiving notice of termination of its right to use the Licensed Marks, the Licensee shall immediately cease use of the Licensed Marks.

2.10 License Fee. Subject to Section 5.6, the Licensee shall pay a one-time license fee of seven million dollars ($7,000,000) U.S. gross
("License Fee") to the Licensor. The initial two million dollars ($2,000,000) of the License Fee shall be due upon the Closing Date, and the remainder of the License Fee shall be due upon acceptance of the Licensed Product.



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2.11  GST.  Subject to this Section 2.11, any amount expressed in this
Agreement which is relevant in determining a payment to be made by one of the Parties to the other Party is expressed exclusive of GST as defined in the A New Tax System (Goods and Services Tax) Act 1999. If any amount payable by either Party to the other Party under this Agreement is in or towards payment for a taxable supply under the A New Tax System (Goods and Services Tax) Act 1999 then the amount payable shall be increased to an amount calculated by multiplying the original monetary amount payable referable to that taxable supply by the formula, 1 plus the rate at which GST is imposed under the applicable GST Imposition Act referred to in the definition of GST in the (Goods and Services Tax) Act 1999. It is the intention of the Parties that no Party should be financially disadvantaged or advantaged (as between the Parties) under this Agreement as a result of the GST. Pursuant to this intention, it is agreed that should the GST financially disadvantage or advantage any Party in relation to supplies where the consideration is other than for a monetary payment, the Parties agree to renegotiate in good faith and to make any amendments as may be necessary to ensure that the Parties are in the same financial position as they would have been in the absence of the GST. For these purposes any timing differences will be ignored.


         ARTICLE 3.  REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

3.1 Ownership of Intellectual Property. Licensee acknowledges that (unless otherwise stated and agreed in a Statement of Work in respect of the Licensed Product) the Licensed Product and the Licensed Marks are the sole and exclusive property of Licensor and the Licensed Product and the Licensed Marks are protected under copyright, trademark and other proprietary laws of the United States and other jurisdictions. The Licensee acknowledges that the Licensed Product includes valuable trade secrets and confidential information of the Licensor, and that the Licensee acquires no right, title or interest therein, except the limited rights to use and sublicense the Licensed Product and the Licensed Marks as set forth in this Agreement.

3.2 Additional Services. Licensee may request, on its behalf or on behalf of a Sublicensee, that Licensor provide Additional Services. Upon request from the Licensee (for itself or on behalf of a Sublicensee), to provide Additional Services, the Licensor shall promptly develop and deliver to the Licensee a Statement of Work, which shall include a timeline, charges, allocation of intellectual property rights, deliverables (including Custom Applications) and other relevant information for all applicable work associated with such Additional Services (including, without limitation, analysis, preparation of specifications, design, development, coding, testing, implementation and training)("Statement of Work"). The Licensor shall have no obligation to perform Additional Services until acceptance of such Statement of Work by the Licensee (for itself or on behalf of a Sublicensee) in writing. In consideration of the performance of Additional Services, the Licensee shall make payments to the Licensor in accordance with the Statement of Work. Where Additional Services are provided on behalf of Sublicensees, the Licensor will invoice the Licensee for all charges with respect thereto. Any modifications or other changes made to the Licensed Product as part of the performance of Additional Services shall be deemed to be Licensed Product for the purposes of this Agreement.



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3.3   Licensor Representations and Warranties.  The Licensor represents and warrants to the Licensee that:

      (i) the Licensor has the right to enter into this Agreement and grant the rights granted hereunder and there are no outstanding agreements or understandings of any kind binding upon the Licensor that are inconsistent with this Agreement or the rights granted hereunder;

      (ii) it is the owner of the Licensed Product and the Licensed Mark and has the right to grant the rights hereunder;

      (iii) the Licensed Product does not and will not contain any backdoor, concealed access, software locks or any similar devices which, upon the occurrence of a certain event, the passage of a certain amount of time, or the taking of any action (or the failure to take action) by or on behalf of the Licensor, will cause the Software, Improvements or a Custom Application to be destroyed, erased, damaged or otherwise made inoperable;

      (iv) neither the Licensed Product nor the Licensed Mark infringe upon or violate the copyrights, patents, trade secrets, trademarks or other proprietary rights of any third party; and

      (v) for a period of twelve months from Delivery, the Entrade Transaction Software will conform to the Specifications in all material respects; provided, however, that, if the Entrade Transaction Software does not so conform, the Licensor's sole obligation will be to ensure that the Entrade Transaction Software does conform to the Specifications;

      (vi) the Additional Services will be performed in a workmanlike manner; and

      (vii) any tapes, diskettes or other media which is Delivered pursuant to this Agreement will be free of defects in materials and workmanship under normal use; provided, however, that, if such tapes, diskettes or other media are not so free, the Licensor's sole obligation will be to ensure that the Licensee receives tapes, diskettes or other media, as the case may be, which are free of defects in materials and workmanship under normal use.

3.4 Licensee Representations and Warranties. The Licensee represents to the Licensor that:

      (i) the Licensee has the right to enter into this Agreement and fulfill its duties and obligations hereunder;



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      (ii)  there are no outstanding agreements of any kind binding upon the Licensee that are inconsistent with the Transaction Documents;

      (iii) the Licensee's performance under this Agreement shall conform to all applicable laws, government rules and regulations, and the Licensee shall not use or sublicense the Licensed Product in violation of such laws, government rules and regulations; and

      (iv) the Licensee shall not misrepresent the functionality, performance or capabilities of the Licensed Product and shall comply with Licensor's policies and procedures regarding use, implementation, modification, maintenance and support of the Licensed Product which policies have been communicated to Licensee.

3.5 Indemnification by Licensor. The Licensor agrees to defend, indemnify and hold the Licensee and its officers, directors, agents and employees harmless from and against any and all claims, demands, liabilities, actions, judgments, and expenses, including reasonable attorneys' fees, arising out of or related to:

      (a) any claim that the Licensed Product directly infringes any U.S. patent issued as of the date of this Agreement or any copyright, trade secret or trademark, or other proprietary rights of any third party ("IP Claim"); provided that:

            (i) the Licensee notifies the Licensor promptly in writing of any such claim,

            (ii) the Licensor has the sole control of the defense and all related settlement negotiations, and

            (iii) the Licensee provides the Licensor with all reasonably necessary assistance, information and authority to perform the foregoing at the Licensor's expense;

           and

      (b) any material breach or alleged material breach of any of the Licensor's representations and warranties or covenants hereunder,

      provided, however, that this Section 3.5 shall not apply to the extent that the alleged infringement arises out of or relates to the Licensee's or Sublicensee's unauthorized combination, operation or use of Licensed Product with software that does not originate from the Licensor, modifications to the Software or Custom Application not developed by or on behalf of the Licensor and not authorized by the Licensor, or if the alleged infringement arises out of the use of technology, business methods, trade secrets, know-how, or copyrighted material provided by Licensee to Licensor and used or incorporated by Licensor in a Custom Application in accordance with Licensee's instructions (a "Non-Indemnified IP Claim"), even if the Licensor has been made aware of such combination, operation or use or of such modifications. For the avoidance of doubt, an IP Claim does not include a Non-Indemnified IP Claim.

3.6 Indemnification by Licensee. The Licensee agrees to defend, indemnify and hold the Licensor and its officers, directors, agents and employees harmless from and against any and all claims, demands, liabilities, actions, judgments, and expenses, including reasonable attorneys' fees, arising out of or related to:

      (a) any material breach or alleged material breach of any of the Licensee's representations and warranties or covenants (which includes non-payment) hereunder;

      (b)   Non-Indemnified IP Claims;

     provided that

      (i) Licensor notifies Licensee promptly in writing of any such claim,

      (ii) Licensee has the sole control of the defense and all related settlement negotiations, and

      (iii) Licensor provides Licensee with all reasonably necessary assistance, information and authority to perform the foregoing at Licensee's expense.

3.7 Infringement. In the event that the Licensed Product is held or is likely to be held to constitute an infringement of any copyright, patent, trade secret or trademark, or other proprietary rights of any third party, the Licensor, at its sole expense, shall use reasonable and prompt efforts to:

      (i) procure for the Licensee and each Sublicensee the right to continue to use the Licensed Product;

      (ii) modify the Licensed Product so that it is non-infringing and of at least equivalent performance and functionality; or

      (iii) provide functionally equivalent replacement products.

      Licensor may exercise its sole discretion in selecting among the foregoing options (i), (ii) or (iii).


                        ARTICLE 4.  CONFIDENTIALITY

4.1 It is understood that, during the course of the Parties' performance under this Agreement, each Party might obtain access to the other Party's information that is confidential, including, in the case of the Licensor, but not limited to, the Licensed Product, the Object Code, the Documentation, the Improvements, the Know-How, and all material information concerning each Party's business operations, including, but not limited to, product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or Know-How (the "Confidential Information").

4.2 Each Party agrees to use Confidential Information of the other Party solely in conjunction with its performance under this Agreement, and not to disclose or otherwise use such information in any fashion. Each Party, however, will not be required to keep confidential such Confidential Information that

      (i)   becomes generally available without fault on its part;

      (ii) can be demonstrated to be rightfully in that Party's possession without restriction prior to its receipt from the other Party;

      (iii) is disclosed by third parties without similar restrictions;

      (iv) is rightfully obtained by that Party from third parties without restriction; or

      (v) is otherwise required to be disclosed by law, judicial process or the rules of any stock exchange on which a Party or any of its Affiliates is listed (however upon receipt of a demand for production of Confidential Information governed by this Section 4.2, the Party which receives the demand shall use reasonable efforts to notify the other Party of such demand in sufficient time to allow the other Party to move to prevent such disclosure).

4.3 Unless required by law or to assert its rights under this Agreement, and except for disclosure on a "need to know basis" to its own employees, and its legal, investment, financial and other professional advisers on a confidential basis, each Party agrees not to disclose the terms of this Agreement or matters related thereto without the prior written consent of the other Party. Each Party shall inform any employees or professional advisors to whom that Party provides Confidential Information of the requirements of Article 4 of this Agreement and shall procure that those employees or professional advisors abide by Article 4 of this Agreement. Each Party shall prevent disclosure and misuse of Confidential Information by taking at least the same precautions with respect to the Confidential Information as it takes with respect to its own Confidential Information, which steps shall be no less stringent than reasonable steps.

4.4 This Article 4 shall survive for a period of three (3) years beyond any expiration or termination of this Agreement.

                      ARTICLE 5.  TERM AND TERMINATION


5.1 Term. Subject to satisfaction of the Conditions and payment of the License Fee, the term of the License shall begin on the Closing Date and shall continue until terminated as hereinafter provided ("Term").

5.2 Termination for Cause. Each Party will have the right to immediately terminate this Agreement if the other Party is in default of any material obligation herein, and such breach is incapable of being cured, or if such breach is capable of cure, such breach is not cured within thirty (30) days after receipt of written notice of such default from the non-defaulting Party or within such additional cure period as the non-defaulting Party may authorize.

5.3   Termination of Shareholders' Agreement.  In the event the
Shareholders' Agreement terminates pursuant to Section 11.2(a) (other than for the purposes of amalgamation or reconstruction) or 11.2(b) of the Shareholders' Agreement , this Agreement shall terminate automatically on the date the Shareholders' Agreement terminates.

5.4 Termination for Insolvency. Each Party shall have the right to immediately terminate this Agreement upon written notice in the event that the other Party:

      (a) voluntarily or involuntarily becomes the subject of a petition in bankruptcy or of any proceeding relating to insolvency, receivership, liquidation, composition or assignment for the benefit of creditors and that petition or proceeding is not withdrawn or discharged within thirty
(30) days thereafter;

      (b) admits in writing its inability to pay its debts as they become due; or

      (c) ceases to conduct business in the normal course and has not re-commenced business in the normal course within thirty (30) days thereafter.

5.5 Consequences of Termination/Expiration. Upon the termination or expiration of this Agreement,

      (i) the Licensee shall promptly return all Confidential Information of the Licensor, and other information, documents, manuals and other materials stored in any form or media (including but not limited to electronic copies) belonging to or received from the Licensor, except as may be otherwise provided in this Agreement,

      (ii) the Licensor shall promptly return all Confidential Information of the Licensee, and other information, documents, manuals and other materials stored in any form or media (including but not limited to electronic copies) belonging to or received from the Licensee, except as may be otherwise provided in this Agreement,

      (iii) the Licensee shall return to the Licensor or delete all copies in its power, possession, custody or control of the Licensed Product, Improvements and Custom Applications, and

      (iv) each Sublicensee shall be deemed to be directly licensed by the Licensor as from the effective date of such termination or expiration, and any Sublicense Agreement between the Licensee and any of its Sublicensees shall contain a provision so providing.

5.6 Conditions Precedent. If the Conditions are not satisfied or waived in accordance with the terms of the Shareholders' Agreement, or the portion of the License Fee payable on the Closing Date is not paid on or before 5pm (Perth time) on the Closing Date, this Agreement automatically terminates with effect from the Closing Date, and, except for Article 4, is of no further effect. For the avoidance of doubt, if the Agreement is terminated pursuant to this Section 5.6, neither Party shall have any liability to the other Party, except in accordance with Article 4.


        ARTICLE 6.  DISCLAIMER OF WARRANTIES/LIMITATION OF LIABILITY

6.1 DISCLAIMER OF WARRANTIES. OTHER THAN AS SET FORTH IN ARTICLE 3, LICENSOR AND LICENSEE MAKE NO, AND EACH PARTY ACKNOWLEDGES THAT EACH PARTY HAS NOT MADE ANY, AND HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABLE QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE LICENSED PRODUCT WILL BE ERROR-FREE. THE LICENSED PRODUCT IS PROVIDED "AS IS."

6.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY NATURE, EVEN IF THE PARTIES SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF ANY PARTY AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR ANY OTHER THEORY OF LIABILITY.

6.3 LIMITATION ON DAMAGES. OTHER THAN IN RELATION TO IP CLAIMS, IN NO EVENT SHALL THE MAXIMUM AMOUNT OF DAMAGES PAYABLE BY LICENSOR OR LICENSEE FOR ANY BREACH OF THIS AGREEMENT OR ANY DAMAGE OR INJURY RESULTING FROM THE LICENSED PRODUCT EXCEED, IN THE AGGREGATE $7,000,000; PROVIDED, HOWEVER, THAT ANY SUMS THAT THE LICENSEE IS REQUIRED TO PAY TO THE LICENSOR PURSUANT TO ARTICLE 2 SHALL NOT BE INCLUDED WITHIN SUCH LIMIT. THE LIMITATION IN THIS SECTION 6.3 IS AN AGGREGATE LIMITATION WHICH IS TO BE APPLIED TO ALL DAMAGES, CLAIMS AND INDEMNITIES (OTHER THAN IN RELATION TO IP CLAIMS) ARISING OUT OF THIS AGREEMENT, THE WEB SITE DEVELOPMENT AND HOSTING AGREEMENT EFFECTIVE ON THE CLOSING DATE, AND THE MAINTENANCE AND SUPPORT AGREEMENT EFFECTIVE ON THE CLOSING DATE, AMOUNTS RELATING TO ALL SUCH DAMAGES, CLAIMS AND INDEMNITIES SHALL BE AGGREGATED IN DETERMINING WHETHER THE $7,000,000 LIMIT IS REACHED.

                        ARTICLE 7.  OTHER PROVISIONS

7.1 Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns.

7.2 Survival. All representations, warranties, indemnifications, and obligations that expressly or by their nature survive termination of this Agreement shall survive any termination of this Agreement and shall continue in full force and effect subsequent to and notwithstanding such termination.

7.3   Notices.

      7.3.1 Requirements for notice.

            A notice, consent or other communication under this document is only effective if it is:

            (a) in writing, signed by or on behalf of the Party giving it;

            (b)   addressed to the Party to whom it is to be given; and

            (c)   either:

                  (i) delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that Party's address; or

                  (ii) sent by fax to that Party's fax number and the machine from which it is sent produces a report that states that it was sent in full.

      7.3.2 When a notice is effective.

            A notice, consent or other communication that complies with this section is regarded as given and received:

            (a)   if it is delivered or sent by fax:

                  (i) by 5.00 pm (local time in the place of receipt) on a Business Day - on that day; or

                  (ii) after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day - on the next Business Day; and

            (b)   if it is sent by mail:

                  (i) within the same country from which it is sent - 3 Business Days after posting; or

                  (ii) to a place outside the country from which it is sent - 7 Business Days after posting.

      7.3.3 A Party's address and fax number are those set out below, or as the Party notifies the sender:

            If to the Licensee:

            Address:    Ground Floor, Durack Centre
                        263 Adelaide Terrace
                        Perth Western Australia, 6000

            Fax number: (618) 9202 1051

            Attention:  Chairman

            with a copy to:
            GlobalNet Asia Pacific Ltd

            Address:    Ground Floor, Durack Centre
                        263 Adelaide Terrace
                        Perth Western Australia, 6000

            Fax number: (618) 9202 1051

            Attention:  Chairman

            If to the Licensor:

                        entrade.com, Inc.

            Address:    521 Fellowship Road, Suite 130
                        Mt. Laurel, New Jersey  08054
                        Fax number: (856) 914-0346

            Attention:  Mark Quinn

            with a copy to:

                        Entrade Inc.

            Address:    500 Central Avenue
                        Northfield, Illinois  60093

            Fax number: (847) 441-6959

            Attention:  General Counsel

7.4 Counterparts. This Agreement may be executed in counterparts and shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties.

7.5 Independent Contractors. The Parties to this Agreement are independent contractors and shall not be considered or deemed to be agents, employees, joint venturers or partners of the other except as otherwise expressly agreed to in a writing signed by the Parties. Neither Party shall have authority to contract for or bind the other in any manner and shall not represent itself as an agent of the other or as otherwise authorized to act for or on behalf of the other.

7.6 Export Controls. The Licensee agrees to comply fully with all relevant export laws and regulations of the United States, including, but not limited to, the U.S. Export Administration Regulations (collectively "U.S. Export Controls") with regard to the Licensed Product. Without limiting the generality of the foregoing, the Licensee expressly agrees that it shall not, and shall cause its representatives to agree not to, export, directly or indirectly, re-export, divert, or transfer the Licensed Product or any direct product thereof to any destination, company or person restricted or prohibited by U.S. Export Controls.

7.7   Force Majeure.   Neither Party will be liable for delay or default in
the performance of its obligations under this Agreement if such delay or default is caused by conditions beyond its reasonable control, including, but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, storm, acts of war, riot, government interference, strikes and/or walk-outs. In the event of a force majeure event which lasts longer than thirty (30) days, the Party not experiencing the force majeure event may terminate this Agreement upon prior written notice to the other Party. In the event that any force majeure event permanently precludes the Licensor from performing its obligations under this Agreement within the first three years after execution hereof, the Licensor shall repay to the Licensee a sum equal to the License Fee multiplied by a fraction, the numerator of which is 36 minus the number of complete calendar months (determined on the basis of the monthly anniversary of the Closing Date) that have elapsed since the Closing Date and the denominator of which is 36.

7.8 Expenses. Each Party must pay its own expenses incurred in negotiating, executing and registering this document, except that the Licensee must pay the Licensor on demand the amount of any duty that is payable on or in relation to this Agreement.

7.9 Severability. If any provision of this Agreement is found invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed to be severed herefrom, without affecting the remaining portions of this Agreement, which shall remain in full force and effect; provided, however, that the severing of any such provision will not materially change the substance of this Agreement.

7.10 No Third Party Beneficiary. This Agreement does not contemplate, and the Licensor and Licensee do not intend, the creation of any third party beneficiary rights in and to this Agreement, and no third parties shall have any rights hereunder.

7.11 Order of Precedence of Documents. If there shall be any inconsistencies between this Master Software License Agreement, on the one hand, and any of the following agreements between the Parties: the Web Site Hosting Agreement, the Maintenance and Support Services Agreement, and any Statement of Work (collectively, "the Supporting Documents"), then the Master Software License Agreement shall prevail to the extent of such inconsistency, unless specifically agreed otherwise in writing by the Parties. The interpretation of the Supporting Documents and the End User Software Sublicense Agreement (Exhibit C), shall be by reference to and in accordance with the context and intent of the Master Software License Agreement.


      IN WITNESS whereof the Parties have duly executed this Agreement as of the date first written above.


Entrade Asia Pacific Pty Ltd,              entrade.com, Inc.
ACN 092 146 426



By:   /s/ Warren Beckwith                  By:   /s/ Mark Santacrose
      ---------------------------                -------------------------

Name: Warren Beckwith                      Name: Mark Santacrose
      ---------------------------                -------------------------

Title: Director                            Title: Executive Vice President
      ---------------------------                -------------------------

                                  EXHIBIT A

                               Licensed Marks
                               --------------


< display of licensed marks for:  entrade.com; Entrade, Inc.; powered by
entrade.com; powered by Entrade Inc. >

                                  EXHIBIT B

                            ACCEPTANCE PROCEDURE
                            --------------------


1.1   Acceptance Criteria

      Each Deliverable (as defined in the Master Software License Agreement dated April 3, 2000) shall be subject to acceptance testing by Licensee to verify that the Deliverable satisfies the acceptance criteria mutually agreed to by Licensor and Licensee for said Deliverable as set forth in the Statement of Work. The acceptance criteria for each Deliverable, which shall be included in the Statement of Work, shall be jointly developed and mutually agreed to in writing by Licensor and Licensee before work commences therefore, when possible, but in no event later than thirty (30) days in advance of the date identified for completion of the Deliverable. Verification of acceptability of: (i) a software Deliverable shall be based on material conformance to the specifications and (ii) requirements definition or functional or technical specification Deliverables, services, and other non-hardware and non-software Deliverables shall be based on either those stated in the Master Software License Agreement or, if none, on material conformance to the specifications. If the Statement of Work fails to set forth acceptance criteria for a Deliverable, acceptability of such Deliverable shall be based solely on material conformance of the Deliverable with the Statement of Work.

1.2   Acceptance Testing

      (a) Acceptance testing for any Deliverable shall commence within three (3) working days of the date on which Licensor Delivers to Licensee, the Deliverable that has been satisfactorily completed, in Licensor's opinion, and is ready for acceptance testing by Licensee. Acceptance testing shall continue for the period of time specified in the acceptance criteria or, if no such time period has been agreed upon by the parties, for a period of fifteen (15) consecutive days (the "Acceptance Period"). Licensee shall provide all personnel and expenses for acceptance testing.

      (b) In the event that any Deliverable does not materially conform to the acceptance criteria within the Acceptance Period described above, Licensee shall by the end of the Acceptance Period promptly give Licensor written notice thereof. Licensee shall provide Licensor written notice, in reasonable detail, of all alleged material non-conformance with acceptance criteria and shall cooperate with Licensor in identifying in what respects the Deliverable has failed to conform to the criteria. Licensor shall, at no cost to Licensee, promptly commence efforts to correct the material deficiencies identified, and Licensor shall use its best efforts to correct such material deficiencies within fifteen (15) calendar days of the end of the Acceptance Period. Licensor shall amend the Documentation and/or Specifications to reflect such correction and provide such amended Documentation and/or Specifications to the Licensee.

      (c) Upon completion of the corrective action by Licensor, Licensor and Licensee will repeat the acceptance test procedure cycle in accordance with the procedures and time frames set forth in Sections 1.2 (a) and (b) above until the Deliverable has successfully conformed to the acceptance criteria.

      (d) Nonconformities of the Deliverable resulting from out-of-scope items or consisting of items that cannot be reproduced shall not be reasons for rejecting the Deliverable. Where the parties cannot agree whether a nonconformance qualifies as one or more of the foregoing exceptions, the classification of such questionable items will be made by referring to the written project documentation of functionality, including the Statement of Work and test plans.

      (e) If the Deliverable does not conform to the acceptance criteria within the greater of

            (i) sixty (60) days from the end of the first Acceptance Period described in 1.2 (a) above or

            (ii) fifty percent (50%) of the total period of time estimated for completing the project set forth in the Statement of Work after the end of the first Acceptance Period described in 1.2 (a) above;

            Licensee may: (i) immediately terminate the Statement of Work without any further obligation or liability of any kind and Licensor shall immediately reimburse Licensee any amounts paid thereunder and return any Deliverables and other materials provided thereunder; or (ii) require Licensor to continue to attempt to correct the nonconformity, using commercially reasonable efforts, reserving the right to terminate as aforesaid at any time.

      (f) When the Deliverable has successfully satisfied the acceptance criteria Licensee shall give Licensor written notice thereof. Final acceptance of the Deliverable shall be deemed to have occurred on the earlier to occur of the following: (i) the date on which Licensee notifies Licensor of its acceptance; or (ii) the end of an Acceptance Period if Licensee has not provided Licensor with written notice of any nonconformance. Notwithstanding the foregoing, Licensee's or Sublicensee's distribution of the Deliverable or use of the Deliverable in a production mode, wherein Licensee employs the Deliverable to conduct official and routine business, shall immediately constitute final acceptance of the Deliverable.

1.3   Modification of Procedure

      The parties may jointly agree in writing in a Statement of Work to modify the procedure set forth herein based on the circumstances and needs of particular projects.

                                  EXHIBIT C

                            SUBLICENSE AGREEMENT
                            --------------------


This Software Sublicense Agreement is made effective as of this __________ day of __________, 2000 (the "Effective Date"), by and between __________ having a principal place of business at __________ (hereinafter the "Sublicense") and Entrade Asia Pacific Pty Ltd, ACN 092 146 426, a corporation incorporated in Western Australia, with its principal offices at Ground Floor, Durack Centre, 263 Adelaide Terrace, Perth, Western Australia, 6000 ("Sublicensor") . Hereinafter the Sublicensee and the Sublicensor are referred to from time to time collectively as the "Parties" and individually as a "Party."

WHEREAS, the Sublicensor has a license to the Licensed Product (as hereinafter defined) under that certain Master Software License Agreement dated between the Sublicensor and the Licensor, entrade.com, Inc., a Delaware corporation, with its principal offices at 521 Fellowship Road, Suite 130, Mt. Laurel, New Jersey 08054 ("Licensor"), including the right to sublicense, and

WHEREAS, the Sublicensor has the right to license the copyright and certain confidential and proprietary know-how relating to the Licensed Product, and

WHEREAS, the Sublicensee desires to use the Licensed Product in on-line and electronic business operations in the Markets within the Territories,

NOW THEREFORE, in consideration of the covenants, agreements and consideration hereinafter contained (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties by their execution hereof), the Parties hereby covenant and agree as follows:


                         ARTICLE 1.  INTERPRETATION

1.1 Definitions. In this Agreement, and the Schedules and Exhibits (if any) annexed hereto, the following expressions shall have the respective meanings indicated below:

      Agreement means this Software Sublicense Agreement and the Schedules and Exhibits (if any) annexed hereto.

      Additional Services means hosting, maintenance and support, development of web sites, creation of Custom Applications, systems integration, training or other services requested to be performed by Sublicensor or Licensor relating to the Licensed Product.

      Code means the computer programming code associated with the Software and the Improvements. Except as otherwise specified, Code shall include both Object Code and Source Code.

      Confidential Information shall have the meaning set forth in Section
5.1.

      Custom Application shall mean a customization, enhancement, alteration, or modification to the Licensed Product provided upon request of the Sublicensee.

      Delivery (or to Deliver) occurs when a Party physically or electronically receives from the other Party the material that is being delivered.

      Deliverable means Software (in the Object Code form), documents or other materials identified in a Statement of Work as "deliverable."

      Documentation means any and all written materials, including but not limited to user manuals, and machine-readable text subject to display and printout that relate to and/or describe the Software or the Code.

      Entrade Transaction Software means the Licensor's transaction software (version 4.0), as described in the Specifications attached hereto as Exhibit C, an on-line business to business e-commerce system using the Licensor's transactional technology and featuring general e-commerce, procurement, spot market, bidding, asset management, redeployment and disposition applications.

      Improvement means any and all Updates and Upgrades, but not Custom Applications, of the Licensed Product, the Code and any related Know-How and technology, as made generally commercially available by Licensor.

      IP Claim shall have the meaning set forth in Section 4.4.

      Know-How means any and all inventions (whether patentable or not), improvements, techniques, devices, data and other information (including, but not limited to computer source code, flow charts, opinions, drawings, blueprints and engineering and test specifications) associated with the Software and/or the Code.

      Licensed Marks shall have the meaning set forth in Section 2.6.

      Licensed Product means the Software, the Documentation, the Improvements and any copies of the Software, Documentation or Improvements and any related Know-How and technology.

      Markets means __________ [insert the markets] in the Territories.

      Master Software License Agreement means that certain Master Software License Agreement, dated April 3, 2000 between the Sublicensor and the Licensor.

      Object Code means the computer programming code associated with the Software and the Improvements that is intended to be directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly.

      Software means the Object Code version of the Entrade Transaction Software, and any Custom Applications derived therefrom.

      Source Code means the computer programming code associated with the Software and the Improvements, other than the Object Code, and related documentation, comments and procedural code, such as job control language, which may be printed out or displayed in human readable form.

      Specifications means the specifications for the Additional Services and Custom Applications (if any), and such other documentation that the Parties agree, in writing, shall constitute Specifications.

      Statement of Work shall have the meaning set forth in Section 2.2.

      Sublicense means the license of the Licensed Product to the Sublicensee pursuant to this Agreement.

      Term shall have the meaning set forth in Section 6.1 of this Agreement.

      Territories means ________________ [insert territories covered].

      Update means each minor enhancement, addition, or substitution to the Software, including bug fixes and corrections.

      Upgrade means each modification, addition and substitution of the Software that represents a substantial change, improvement or addition to the utility, efficiency, or functional capability of the Software, that is not solely an Update and that is made generally commercially available by the Licensor.

1.2 Entire Agreement; Modification; Waiver. This Agreement, including any exhibits attached hereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, representations, proposals and/or other communications in respect of the licensing of the Licensed Product, whether oral or written. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each of the Parties. The terms of this Agreement shall prevail over any conflicting or additional terms, including any terms contained in purchase orders or oral communications between the Parties, but without limiting the Parties' ability to amend this Agreement by agreement in writing specifically identified as an amendment hereto, as provided for in this section 1.2. Notwithstanding the foregoing in the event of an inconsistency between the Master Software License Agreement and this Agreement, the terms of the Master Software License Agreement shall prevail to the extent of any inconsistency.

1.3 Governing Law; Jurisdiction, Limitation Period. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the Laws of Illinois. Each Party irrevocably consents to the exclusive jurisdiction of any state or federal court for or within Chicago, Illinois, USA, over any action or proceeding arising out of or related to this Agreement, and waives any objection to venue or inconvenience of the forum in any such court. All claims by Sublicensee in any way arising out of or in connection with this Agreement shall be brought within one (1) year of the date of the occurrence giving rise to such claim.

1.4 Number and Gender. Words imparting the singular include the plural and vice versa. Words imparting gender include the male, female and the gender neutral.

1.5 Headings; Severability. The headings used in this Agreement are for convenience only and are not to be construed to have legal significance. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

1.6 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.


                        ARTICLE 2.  GRANT OF LICENSE

2.1 Grant of Sublicense. Subject to the terms and conditions of this Agreement, the Sublicensor hereby grants to the Sublicensee, and the Sublicensee hereby accepts from the Sublicensor, a non-exclusive royalty-bearing Sublicense during the Term to use the Licensed Product for __________ [description of use] in ____________ [the Markets] within the
_____________ [Territories].

2.2 Additional Services. Sublicensee may request that Sublicensor provide Additional Services. Upon request from the Sublicensee to provide Additional Services, the Sublicensor shall promptly develop and deliver to the Sublicensee a Statement of Work, which shall include a timeline, charges, allocation of intellectual property rights, deliverables (including Custom Applications) and other relevant information for all applicable work associated with such Additional Services (including, without limitation, analysis, preparation of specifications, design, development, coding, testing, implementation and training) ("Statement of Work"). The Sublicensor shall have no obligation to perform Additional Services until acceptance of such Statement of Work by the Sublicensee in writing. In consideration of the performance of Additional Services, the Sublicensee shall make payments to the Sublicensor in accordance with the Statement of Work. Any modifications or other changes made to the Licensed Product as part of the performance of Additional Services shall be deemed to be Licensed Product for the purposes of this Agreement.

2.3 Updates and Technical Support. The license to the Licensed Product granted pursuant to Section 2.1 above includes access to any and all Updates (at no additional cost) that are available. Upgrades shall be made available at prices to be determined by agreement of the Parties. Upon Delivery or payment for such Update(s) or Upgrade(s), if any, such Update(s) or Upgrade(s) shall be deemed "Licensed Product". The Sublicensor shall promptly notify the Sublicensee of any and all available Updates and Upgrades developed by or on behalf of the Licensor and made available to the Sublicensor. An Update or Upgrade shall be deemed available when the Licensed Product incorporating such Update or Upgrade is in general commercial use and distribution by Licensor, and not merely in beta testing. Sublicensee shall implement all Upgrades, Deliverables delivered pursuant to a Statement of Work and Updates within thirty (30) days of Delivery. The Parties acknowledge that the Licensor will at all times retain ownership in and possession of all Source Code for the Licensed Product, and that the Sublicensee shall have no right, title, or interest in the Source Code.

2.4 Restriction on Use. In addition to the rights granted in the license in Section 2.1, the Sublicensee may make one (1) copy of the Licensed Product for back up, security or archive purposes for each central processing unit on which the Licensed Product is used. The Sublicensee may make as many copies of the Licensor's manuals or similar materials related to the Licensed Product as is reasonably necessary. Any copies of any of the materials referred to in this Section 2.4 shall include the Licensor's
copyright and other proprietary notices.   The Sublicensee may not modify,
decompile, reverse engineer or otherwise attempt to derive the Source Code.

The Sublicensee shall not modify the Licensed Software.

2.5 Assignment/Sublicense of Sublicense. The Sublicensee shall not have the right to assign, transfer or convey, directly or indirectly, by sublicense or otherwise, this Agreement or any of its rights and/or obligations hereunder without the prior written consent of the Sublicensor and the Licensor, which consent shall be solely within their discretion. Any attempted assignment, sublicense, or transfer by the Sublicensee in derogation hereof shall be null and void. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. Notwithstanding the foregoing, the Sublicensee shall not assign this Agreement to any entity that competes with the Licensor or the Sublicensor in the Licensor's or the Sublicensor's software development activities.

2.6 Trademark. The Sublicensee acknowledges that the Licensor is the owner of any and all trademarks associated with the Licensed Product. The Licensor has granted to Sublicensor, pursuant to the Master Software License Agreement, limited rights to use the Licensed Trademarks set forth in Exhibit B (the "Licensed Marks"). The Sublicensor grants to Sublicensee a royalty-free, non-exclusive, non-transferable right and license to use the Licensed Trademark on the website on which the Licensed Product is used. Sublicensee shall place the Licensed Marks on its website in accordance with Exhibit B. All use of the Licensed Marks shall inure to the sole benefit of the

      Licensor. The nature and quality of products and services of the Sublicensee provided in connection with any website, product or service on which or with which the Licensed Marks are used shall be subject to the review and approval of the Licensor, in its sole discretion. The Sublicensor or the Licensor, may terminate the Sublicensee's right to use the Licensed Marks at any time on notice to the Sublicensee if the Licensor believes, in its sole discretion, that the Sublicensee's use of the Licensed Marks are not in compliance with this Agreement, the terms and conditions of use, and/or that the nature and/or quality of services of the Sublicensee with which the Licensed Marks are being used do not meet with the approval of the Sublicensor or the Licensor. The Licensor shall have and retain sole ownership of the Licensed Marks including the goodwill pertaining thereto. The Sublicensee acknowledges and agrees that it has no rights in the trademarks, service marks, logos and trade names of the Licensor, other than the limited right to use the Licensed Marks in accordance with this Agreement. The Sublicensee shall not, during the term of this Agreement or at any time after the cancellation or expiration thereof (i) knowingly take any action that would convey or grant an interest in any Licensed Mark, (ii) contest or knowingly take any action to contest the validity, distinctiveness, and ownership of the Licensed Mark,
(iii) attempt to register any Licensed Mark without the prior written consent of the Licensor, (iv) use or attempt to register any trademark, service mark, trade name, or logo in any country in the world that is confusingly similar to any Licensed Mark, or (v) assert or claim any interest in any Licensed Mark. Upon termination of this Agreement, or upon receiving notice of termination of its right to use the Licensed Marks, the Sublicensee shall immediately cease use of the Licensed Mark.


                              ARTICLE 3.  FEES

3.1   License Fee and Other Fees.  The  Sublicensee agrees to pay to the
Sublicensor a sublicense fee of           plus                  % on all
transactions consummated through the direct or indirect use of the Licensed Product, in accordance with Exhibit A.


                 ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

4.1 Ownership. The Sublicensee acknowledges that the Licensed Product being provided by the Sublicensor hereunder, and any Updates, Upgrades, and Custom Applications made by or on behalf of the Sublicensor or Documentation provided by the Sublicensor with respect thereto, are the sole and exclusive property of the Licensor and that the Sublicensee acquires no right, title or interest therein, except the limited rights to use the Licensed Product as set forth in this Agreement.

4.2 Sublicensor Representations and Warranties. The Sublicensor represents and warrants to the Sublicensee that: (i) the Sublicensor has the right to enter into this Agreement and grant the rights granted hereunder and there are no outstanding agreements or understandings of any kind binding upon the Sublicensor that are inconsistent with this Agreement or the rights granted hereunder; (ii) the Licensed Product does not and will not contain any "backdoor" or concealed access or any "software locks" or any similar devices which, upon the occurrence of a certain event, the passage of a certain amount of time, or the taking of any action (or the failure to take action) by or on behalf of the Sublicensor or the Sublicensee, will cause the Licensed Product to be destroyed, erased, damaged or otherwise made inoperable; (iii) the Licensed Software does not and will not contain any viruses at the time of Delivery; (iv) to the Sublicensor's knowledge, the Licensed Product does not and will not infringe upon or violate the copyrights, patents, trade secrets, trademarks, or other intellectual property rights of any third party.

4.3 Sublicensee Representations and Warranties. The Sublicensee represents to the Sublicensor that (i) the Sublicensee has the right to enter into this Agreement and fulfill its duties and obligations hereunder and there are no outstanding agreements of any kind binding upon the Sublicensee that are inconsistent with this Agreement; (ii) the Sublicensee's performance under this Agreement shall not violate any applicable U.S. or foreign laws, government rules and regulations, and the Sublicensee shall not knowingly use or sublicense the Licensed Product in violation of such laws, government rules and regulations; and (iii) there are no outstanding agreements of any kind binding upon Sublicensee that are inconsistent with this Agreement.

4.4 Indemnification by the Sublicensor. The Sublicensor hereby agrees to indemnify, defend and hold harmless the Sublicensee and its permitted assigns, and their respective directors, officers, employees and agents, at the Sublicensor's sole cost and expense, from and against any and all losses, expenses, claims, actions, proceedings, damages or liabilities based upon any claim that the Licensed Product directly infringes any U.S. patent issued as of the Effective Date or any copyright, trade secret, or trademark ("IP Claim"). The Sublicensor agrees to pay any and all obligations, liabilities, costs and damages of the Sublicensee and its permitted assigns, including, without limitation, reasonable attorney's fees, which are attributable to any such claim, action or proceeding if the Sublicensee or its permitted assigns, promptly notifies the Sublicensor in writing of any such claim, action or proceeding and gives the Sublicensor sole control of the defense and all related settlement negotiation of such claim, action or proceeding and provides the Sublicensor with reasonably necessary assistance, information and authority in the defense of any such claim, action or proceeding. The Sublicensor may, at the Sublicensor's option and sole expense, either secure for the Sublicensee or its permitted assigns, as the case may be, the right to continue to use the Licensed Product and any component part thereof, or replace or modify same to make them non-infringing, but functionally equivalent to the Licensed Product, or terminate the Agreement and return all fees paid by Sublicensee
hereunder.   This Section shall not apply if the alleged infringement is due to combination, operation or use of Licensed Product with other software that does not originate from the Sublicensor or if the alleged infringement arises out of the use of technology, business methods, trade secrets, know-how, or copyrighted material provided by the Sublicensee to the Sublicensor or Licensor and used or incorporated by the Sublicensor or Licensor in a Custom Application in accordance with the Sublicensee's instructions ("Non-Indemnified IP Claims"), even if the Sublicensor or Licensor has been made aware of the occurrence of the foregoing. For the avoidance of doubt, an IP Claim does not include a Non-Indemnified IP Claim.

4.5 Indemnification by the Sublicensee. The Sublicensee hereby agrees to indemnify, defend and hold harmless the Sublicensor and its permitted assigns, and their respective directors, officers, employees and agents, at the Sublicensee's sole cost and expense, from and against any and all losses, expenses, claims, actions, proceedings, damages or liabilities, arising out of or relating to (i) any action or inaction of the Sublicensee, its permitted assigns, and their respective directors, officers, employees, and agents, with respect to the Licensed Product or its use; (ii) Non-Indemnified IP Claims; (iii) claims, excluding IP Claims other than Non-Indemnified IP Claims, by third parties arising out of or relating to the use of the Licensed Product; or (iv) any material breach of or alleged material breach of any of the sublicensee's representations and warranties or covenants (which includes non-payment hereunder). The Sublicensee agrees to pay any and all obligations, liabilities, costs and damages of the Sublicensor and its permitted assigns, and their respective directors, officers, employees and agents, including, without limitation, reasonable attorney's fees, which are attributable to any such claim, action or proceeding if the Sublicensor or its permitted assigns, or their respective directors, officers, employees and agents, having actual knowledge thereof, promptly notifies the Sublicensee in writing of any such claim, action or proceeding and gives the Sublicensee sole control of the defense or settlement of such claim, action or proceeding and provides the Sublicensee with reasonable non-economic assistance in the defense of any such claim, action or proceeding.


                         ARTICLE 5.  CONFIDENTIALITY

5.1 The Sublicensee acknowledges that the Licensed Product, Code, Documentation, Upgrades, Custom Applications, and Know-How ("Licensor Confidential Information") are confidential and contain valuable trade secrets of the Licensor. The Parties also acknowledge that their respective business plans, customer information, designs, know-how, specifications and other information related to their business or prospective business (the "Parties' Confidential Information"), are also confidential and contain valuable trade secrets of the Parties. The Parties' Confidential Information and the Licensor's Confidential Information are collectively "the Confidential Information". Each Party agrees to maintain the confidentiality of and not to release, disclose or divulge any other Party's or Licensor's Confidential Information or any part thereof to any person without the prior written consent of the disclosing Party; provided that no Party shall be obligated to maintain in confidence any information which:

      (i) can be demonstrated by the receiving Party's written records to have been in its possession prior to receipt thereof from the disclosing Party;

      (ii) is or becomes part of the public domain other than through breach of this Agreement or through the fault of the other Party;

      (iii) is necessarily disclosed in any products sold or shipped by either of the Parties to any third party not subject to an obligation to maintain such information in confidence;

      (iv) is or becomes available to the receiving Party from a source other than the disclosing Party which source has no obligation to the disclosing Party in respect thereof;

      (v) is made available by the disclosing Party in written form to a third party on an unrestricted basis; or

      (vi) is required by law or judicial process (however, upon receipt of a demand for production of Confidential Information pursuant to law or judicial process, the Receiving Party shall use reasonable efforts to notify the other Party of such demand in sufficient time to allow the other Party to move to prevent such disclosure).

      Each Party shall instruct its employees who have access to the Confidential Information to comply with the provisions of this Article 5 and shall use commercially reasonable efforts to prevent disclosure and misuse of the Confidential Information by taking at least the same precautions with respect to the Confidential Information as it takes with respect to its own confidential information, which steps shall be no less stringent than reasonable steps.


                      ARTICLE 6.  TERM AND TERMINATIONS

6.1 Term. The term of this Agreement shall begin on the Effective Date hereof and shall continue until _____________ [insert term] unless terminated as hereinafter provided.

6.2 Termination for Cause. Either Party will have the right to immediately terminate this Agreement if the other Party is in default of any material obligation herein, and such breach is incapable of being cured, or if such breach is capable of cure, such breach is not cured within thirty (30) days after receipt of written notice of such default from the non-defaulting Party or within such additional cure period as the non-defaulting Party may authorize.

6.3 Termination for Insolvency. Either Party shall have the right to immediately terminate this Agreement upon written notice in the event that the other Party (i) voluntarily or involuntarily becomes the subject of a petition in bankruptcy or of any proceeding relating to insolvency, receivership, liquidation, composition or assignment for the benefit of creditors; (ii) admits in writing its inability to pay its debts as they become due; or (iii) ceases to conduct business in the normal course. Upon dissolution of or the entry of a judgment in regards to any bankruptcy proceeding against the Sublicensee, all rights to the Licensed Product, Upgrades, Custom Applications and Documentation and all copies thereof that are in the Sublicensee's possession will revert back to and be returned to Licensor.

6.4 Termination of Master Software License Agreement. Notwithstanding the foregoing, immediately upon the termination of the Master Software License Agreement, the Sublicensee shall be deemed to be directly licensed by the Licensor, subject to the terms and conditions of this Agreement and the covenants, warranties and representations between the Sublicensee and the Sublicensor shall be deemed to have been novated such that the covenants, warranties and representations are as between the Sublicensee and the Licensor.

6.5 Consequences of Termination/Expiration. Upon the termination or expiration of this Agreement, each Party shall promptly return all Confidential Information, and other information, documents, manuals and other materials stored in any form or media (including but not limited to electronic copies) belonging to or in the possession of the other Party, except as may be otherwise provided in this Agreement.


        ARTICLE 7.  DISCLAIMER OF WARRANTIES/LIMITATION OF LIABILITY

7.1 DISCLAIMER OF WARRANTIES. OTHER THAN AS SET FORTH IN THIS AGREEMENT, OR IN A SEPARATE WARRANTY RELATING TO CUSTOM APPLICATIONS (HOWEVER, UNLESS SPECIFICALLY STATED IN SUCH WARRANTY, ALL IMPLIED WARRANTIES ARE DISCLAIMED AS SET FORTH IN THIS SECTION 7.1), NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OR CONDITIONS OF ANY KIND CONCERNING THE LICENSED PRODUCT, UPGRADES, CUSTOM APPLICATIONS AND DOCUMENTATION OR THEIR USE, FUNCTION OR OWNERSHIP. NEITHER THE SUBLICENSOR NOR LICENSOR SHALL BE LIABLE IN ANY MANNER FOR ANY REPRESENTATION OR WARRANTY OR CONDITION OF ANY KIND WHETHER EXPRESS OR IMPLIED OR COLLATERAL OR WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABLE QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE LICENSED SOFTWARE, UPGRADES, CUSTOM APPLICATIONS AND DOCUMENTATION WILL BE ERROR FREE.

7.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL LICENSOR BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY NATURE, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF ANY PARTY AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR ANY OTHER THEORY OF LIABILITY.

7.3   LIMITATION ON DAMAGES.   IN NO EVENT SHALL THE MAXIMUM AMOUNT OF
DAMAGES PAYABLE BY SUBLICENSOR OR LICENSOR FOR ANY BREACH OF THIS AGREEMENT OR ANY DAMAGE OR INJURY RESULTING FROM THE LICENSED PRODUCT EXCEED $_________ [INSERT].

                         ARTICLE 8  OTHER PROVISIONS

8.1 Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns.

8.2 Third Party Beneficiary. The Licensor is an intended third party beneficiary of this Agreement. Other than Licensor, this Agreement does not contemplate, and the Sublicensor and Sublicensee do not intend, the creation of any third party beneficiary rights in and to this Agreement and no third parties shall have any rights hereunder. Sublicensee has no rights in, to or under the Master Software License Agreement and hereby waives any and all claims it may have against Licensor arising out of this Agreement or the use, maintenance and support of the Licensed Product.

8.3 Survival. All representations, warranties, indemnifications, and obligations that expressly or by their nature survive termination of this Agreement, including without limitation all representations, warranties, indemnifications, and obligations shall survive any termination of this Agreement and shall continue in full force and effect subsequent to and notwithstanding such termination.

8.4 Notices. Any notice required or permitted to be given hereunder shall, except where specifically provided otherwise, be given in writing to the person listed below by personal delivery, overnight delivery service, or telecopier/fax, and the date upon which any such notice is so personally delivered, or if by overnight delivery service, or telecopier/fax, the date of receipt at the designated address or number, shall be deemed to be the date of such notice, irrespective of the date appearing therein.

      1.    Requirements for notice.

            (a) A notice, consent or other communication under this document is only effective if it is:

                  (i) in writing, signed by or on behalf of the Party giving it;
                  (ii) addressed to the Party to whom it is to be given; and either:

                        (1)   delivered or sent by pre-paid mail (by
airmail, if the addressee is overseas) to that Party's address; or

                        (2) sent by fax to that Party's fax number and the machine from which it is sent produces a report that states that it was sent in full.

      2.    When a notice is effective

            (a) A notice, consent or other communication that complies with this section is regarded as given and received:

            (b)   if it is delivered or sent by fax:

                  (i) by 5.00 pm (local time in the place of receipt) on a Business Day - on that day; or

                  (ii) after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day - on the next Business Day; and

            (c)   if it is sent by mail:

                  (i) within the same country from which it is sent - 3 Business Days after posting; or

                  (ii) to a place outside the country from which it is sent - 7 Business Days after posting.

A Party's address and fax number are those set out below, or as the Party notifies the sender:

      SUBLICENSOR:      Entrade Asia Pacific Pty Ltd
            Address:    Ground Floor, Durack Centre
                        263 Adelaide Terrace
                        Perth Western Australia, 6000
            Fax number: (618) 9202 1051
            Attention:  Chairman

      With a copy to:   GlobalNet Asia Pacific Pty Ltd
            Address:    Ground Floor, Durack Centre
                        263 Adelaide Terrace
                        Perth Western Australia, 6000

            Fax number: (847) 441-6959

            Attention:  Chairman

      SUBLICENSEE:

      With a copy to:


or addressed to such other person or at such other address, telex number or telecopier/fax number as that Party may have given by written notice in accordance with this provision.

8.5 Counterparts. This Agreement may be executed in counterparts and shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties.

8.6 Independent Contractor. The Parties to this Agreement are each an independent contractor as to the other and shall not be considered or deemed to be an agent, employee, joint venturer or partner of the other except as otherwise expressly agreed to in a writing signed by the Parties.

Neither Party shall have authority to contract for or bind the other in any manner and shall not represent itself as an agent of the other or as otherwise authorized to act for or on behalf of the other.

8.7   Export Controls.   The Sublicensee expressly agrees that it shall
not, and shall cause its agents and representatives to agree not to, export, directly or indirectly, re-export, divert or transfer the Licensed Product, Upgrades or Custom Applications or any direct product thereof to any destination, company or person restricted or prohibited by U.S. Export Administration Regulations.

8.8 Force Majeure. Neither Party will be liable for the delay or default in the performance of its obligations under this Agreement if such delay or default is caused by conditions beyond its reasonable control, including, but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, storm, acts of war, riot, government interferences, strikes and/or walk outs. In the event of a force majeure event which lasts longer than thirty (30) days, the Party not experiencing the force majeure event may terminate this Agreement upon prior written notice to the other Party.





             [The Signature Page immediately follows this page.]

            IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.


Entrade Asia Pacific Pty Ltd        Sublicensee


By:                                 By:
      --------------------------           --------------------------


Name:                               Name:
      --------------------------           --------------------------


Title:                              Title:
      --------------------------           --------------------------

                                  EXHIBIT D

                       LICENSED PRODUCT SPECIFICATIONS
                       -------------------------------


                  Entrade Transaction Software, Version 4.0
                  -----------------------------------------


Disclaimer
----------

Users of the entrade.com transaction software described herein are responsible for obtaining all licenses for third party software utilized by the entrade.com transaction software.

Functionality Overview
----------------------

Overview
--------

To begin conducting business in Entrade Transaction Software, you must first register. Upon acceptance of the terms and conditions, you will need to complete the registration form. Bold print is required information. On the bottom of the form, you must choose your login ID and password. This is your identification for the site.

You are now ready to login and explore the Entrade Transaction Software. The first screen you see is our transaction center. The navigation bar across the top of the screen includes the transaction, communication and administration modules as well as the help desk and search engine.
Glancing at the left side navigation bar, you will find the catalog directory, order worksheet, request form and create purchase order buttons.

Within the help desk, we maintain comprehensive information to clarify any questions you may have including password changes, inventory, sale and purchase histories and most frequently asked questions.

The search engine has the capability to do a general search, which hunts for whole words, pieces of them, etc., automatically across all categories and fields. There is also an advanced search that searches specific to mapping fields (manufacturer, model number, etc) and can be general or category specific.

The transaction module is the heart of the system. Here you will view inventory and make purchases, place open bids or enter auctions. Clicking on the catalog directory brings up the entire category listing. Choose the category of interest to view the inventory items listed within. Icons next to the item name will designate if the item is available for fixed sale,
bulk sale, open bid, auction and photo.   Click on the inventory item to
get a more detailed explanation of product, view specification file, etc.

Purchasing an item is as easy as scrolling down and clicking on the
purchase type from those available for that particular item.   The open bid
function lets a buyer select the quantity and price. It is submitted as a purchase order and can be approved and processed by the seller or the seller can make a counter-offer. This bargaining function is unlimited in the amount of counter-bids it will support. The seller has the option of choosing as many of the pricing options or as few as he/she desires when listing an item.

Upon clicking purchase, you will view your order worksheet or shopping cart showing the item name, cost, etc. You may now continue shopping or browsing, checkout your order or clear something from your order worksheet.

Once you have chosen "Create purchase order", your billing and shipping
information will appear.   Forms of payment are Purchase Order, Credit
Card, or Electronic Wire Transfer.

The status of your order will appear on the purchase order as well as in the order worksheet. You can view all outstanding purchases in the
Administration Module under Outstanding Purchases.   Once a purchase has
been approved by the seller, it will be visible in your Purchase history.

An item is available for auction when the auction icon is visible. To participate in an auction, choose the appropriate product and complete the information necessary. You can view your bid status from the administration module. An internal email will be sent each time you are outbid.

User Application
----------------

Site Map
--------

Transaction
-----------
Order Worksheet
Checkout
Make a Request
Advance Search
Catalog Director

Communication
-------------
Inbox
Compose
Folders
Address Book

Administration
--------------
Change Your Password
Update Your Profile
Credit Balance
Account History
Open Purchase Bid
Open Sale Bid
Outstanding Sale
Outstanding Purchase
Sale History
Purchase History
View Your Inventory
Add New Inventory
Update Inventory
Delete Inventory
View All Requests
View Your Requests
Make New Requests
Update Your Requests
Delete Your Requests

Help Desk
---------
Overview
How do I?
Site Map


This section is designed to give you a complete and highly detailed description of the functionality of the generic Entrade software. It contains a site map, a summary of all the modules of the Transaction site and of the Administration site and an information sheet for each site in the Entrade family. These sheets will detail the customizations specific to
that site.   More information may also be found in the Help section of each individual site.

As you look at the opening page of the Transaction site, you will see along the top of the page four main headings. These link to the four individual modules: Transaction, Communication, Administration and Help.

The Transaction module contains the catalog of inventory and all online transactions, either sales or trades.

The Communication module is an internal messaging center and is set up like most email accounts.

The Administration module lets a user update all personal contact information, contains your on-going and past purchases and sales and allows a Seller to manage his own inventory. You can also make requests for items not listed on the site and read other users' requests for inventory here.

The Help module contains instructions and descriptions of each function as well as answer to frequently asked questions.

Due to the nature of the site, it is very important that you do not use the Back, Forward or Refresh buttons on your browser. This can alter the results of transactions in which you are engaged. Back buttons are provided on each page to allow this navigation to occur.

There is a status window located to the left of the screen that informs a user, upon logging in, of any outstanding sales or purchases and of any new messages received. This is visible from every module and is updated in real time as transactions occur.

Transaction Module
------------------

The Transaction module of the site contains all of the inventory in the catalog and is where purchases are made. Requests for items not listed on the site may also be made from here.

Accessing Inventory
-------------------

To the top right of the screen there is a comprehensive search engine. Enter in a word or words describing the item you are looking for in the search field and the resulting list will contain all items on the site that contain that word in any of its descriptive fields. An advanced search can be used by clicking on "Advanced". This function lets you choose multiple criteria and specific categories to search by and will result in lists of only those items meeting all the criteria input. There is a "tips" section located here to provide assistance in selecting search criteria. If your search yields no results, you will be instructed to change your criteria or to Make a Request for the item.

Clicking on Make a Request pulls up a request form. Descriptive fields are listed including the item name, which is required. You can input desired quantity and price as well. The more descriptive you are, the greater the likelihood of a Seller matching your request. Sellers will be able to read this form and add the item you are seeking to the site. You will be notified by email when the item is added to the site. This functionality is also accessible from the Administration Module.

The other means of accessing inventory is located on the left navigation bar. You may select individual categories from the dropdown menu and click "go" or click on Catalog Directory for a complete list of all main category headings. The category tree is fully customizable and can be extended into categories and sub-categories to an unlimited number.
Catalog structure is set up by the Site Administrator only and cannot be accessed by a Buyer or Seller. The catalog tree is expandable and collapsible for easy manageability. You can either expand or collapse the entire catalog or use the plus and minus symbols to manage portions of the tree. The number of available line items appears between the brackets [ ] with Main Categories including the number of total available line items for it and all sub-categories listed beneath it. The second set of brackets indicates how many of these items are available for auction.

Clicking on a category name will bring you to an Item List page. All inventory items cataloged under that heading are contained in this item list. Items listed under subsequent sub-categories are reached by clicking on the sub-category name at the top of the page.

You will notice the Bulk Purchase button at the top of the Category List. This button allows a Buyer to purchase all items in the list that are available for bulk purchase with the click on a single button. Not all items will necessarily be available for bulk purchase. Those that are will be denoted with the Bulk Purchase icon.

There are five icons that indicate purchasing options for individual inventory items and will be located to the right of each Item Name if this option is available for the item. These include Regular Purchase, Bulk Purchase, Open Bid and Auction. These are shown and defined at the top of the catalog list. A photo icon of a camera denotes those items that have photos included in the description. The item list may be sorted by name, price or quantity. This function is located to the right of the catalog list and options are contained in the dropdown menu. Selecting one and clicking on the Sort by button will reorder the list.

Clicking on the individual item name takes you to the Item Information page. This page contains a full description of the item for sale and any photos or documents that may be attached.

The Item Information page is headed by the Item Name and a photo, if one is included. There is also a link to take the viewer to the Seller or manufacturer's home page. The "Spec" link will pull up attachments, such as a comprehensive description page, blue prints, large text files or any other information that needs to be included.

Item Pricing
------------

Cash Price refers to the cost of a single item purchased with cash, check credit card, wire transfer, letter of credit, etc.

Credit Price refers to the cost if purchased using internal system credits.

A credit module is included in the software and can be used to set up budgets, allow trade purchases or other applications. It has its own account management system. This credit price can also be customized to use for multiple currencies.

Bulk Cash and Credit refer to the cost per item, generally reduced, for the purchase of the entire quantity available.

Open Bid lets the Buyer make an offer for a quantity of the item. The Seller can then choose to accept, decline or make a counter offer to this bid. In effect, online negotiation.

Auctions are set up for items for a selected time period, where bids are taken and at the end of the timeframe the highest bid wins. Auctions will be discussed in greater detail in a later section.

The Main Information includes the Product ID, Seller, Condition, Manufacturer and Model Number of the item listed. These fields are, of course, fully customizable. The Main Description field details the item and can contain up to 6000 characters. Additional information may be included in an attached specification file as mentioned earlier or Additional Fields, in unlimited number, may also be added to the description page to highlight specific information; color or size for example.

The purchase boxes are located at the bottom of the page. For a regular Fixed Price transaction, input the quantity desired and select either cash or credit, if available. A Bulk Purchase already has the entire quantity included for the Buyer. Again, you need to select cash or credit. The third purchasing option is Open Bid. A Buyer inputs the quantity desired and also the price he wants to pay. Second and third offers can be made at the same time for different quantities of the same item. A Seller will then be able to choose among the multiple offers. Notes can be included with all purchase offers. "Must receive item within a two week period," for example. Click on Purchase or Place Bid, and the item is transferred to your Order Worksheet.

Your Order Worksheet holds all the items you wish to purchase until you are ready to submit a Purchase Order. It is your shopping cart. From the Order Worksheet, you can update your orders, delete them, clear your entire worksheet or continue browsing the inventory. When you are ready to place your order, click on Check Out.

At this point, a Buyer is required to log in to the system. Registration is easy and requires minimal contact information, including name, company, address, phone number and email address. You must also agree to the terms and conditions of use. Select a user ID and password. By hitting the submit button, the system will log you in and take you to the page you were last on before the login screen appeared. If you are already registered you need only enter your user ID or password. Registration is open to anyone and allows only buying capabilities. To become a Seller, a user must sign a listing agreement and the Site Administrator must change his user role to "Seller". After Registering or Logging In, you are ready to complete your order.

The Purchase Order page lists all items for purchase again. If these items belong to multiple vendors the system will break the purchase order into multiples as necessary. You choose your payment method from here, either credit card, purchase order, or electronic transfer. Your Shipping and Billing information is defaulted from registration, but can be updated from the Purchase Order and made permanent as such, if desired. Click Submit and the order is sent.

When an order is submitted the Seller is notified by various means. An email is always sent to the internal communication module, and also to the Seller's personal email account. He may also be notified by fax or pager. This is instantaneous so that the Seller may login to the site as soon as possible to complete the transaction.

Communication Module
--------------------

The Entrade software allows you to send email to other registered users within the site-specific Communication system. You can receive system email from other site users on your site email account. All internal email account addresses are identified as the user ID. You must be logged in to the site to access the Communication module.

This module functions as most Internet email accounts do with an inbox, outbox, folders and an address book. The Communication module can be used to exchange product information or requests through email and will be used to notify Buyers and Sellers when transactions occur. An email will be sent to you each time the status of one of your purchases or sales changes.

The Inbox contains all new messages as well as read messages that have not been stored or deleted. In order to read a message, click on the Sender Name or Subject of that email. Messages are chronologically ordered.

There are several options for each email message after it has been read. The Reply button will allow you to send this message with your own notes back to sender. Reply All will return this message to the original sender and all cc: users along with your additional message. Forward will send the text of this message to a new user.

You can manage the storage of each message by either using the Move To button and choosing an individual folder or by Deleting this message. The Delete button will send a message to the Trash Bin folder until the Trash Bin is emptied.

To Compose a new message, the addressee must first be identified by their username. The username is what is entered into the "To:" field as the address. If you have set up recipients in your Address Book, you can click on the Address Book link to identify system users, rather then typing their usernames. Select the recipients by clicking on each respective To: or CC: box. When the Send To button is clicked, a new message is ready to be composed and sent to these recipient names.

A message subject line is required for sending a message and is followed by the message content. The option exists to save a copy of this message to your Sent Messages folder by clicking on the Save in Sent Messages box. Click Send to transmit your message. The Save button will store this untransmitted message to your Outbox folder. Cancel will delete this message and bring you back to the Inbox.

Messages can be stored in folders. Standard folders include the Inbox, Outbox, Sent Messages, Old Messages and Trash Bin. You can view the contents of any folder by clicking on the folder name. To create a new folder, choose the Create link on the upper right of the frame. Name this folder and click Create, and your new folder is set up. You can rename a previously created folder by choosing the Edit icon, or permanently delete it by clicking on the Delete icon. When you delete a folder, all messages within that folder will be deleted and moved to Trash Bin, where they will
remain until the Trash Bin is emptied.   It is important to note that users
should periodically empty their Trash Bin of discarded messages by clicking on the Trash Bin folder and clicking the Clear button.

The Address Book can store information about system users that you frequently communicate with. The Address Book can store Individual names or Group names can be set up. Group names allow you to store system users under a single alias so that messages may be routed to common users by entering one address. Click on the Create link in the upper right corner to add an individual or group to your Address Book. Entries may be edited by choosing the Edit icon or permanently deleted by clicking on the Delete icon.

To Compose a message from your Address Book, identify the recipients by clicking on each respective To: or CC: box. When the Send To button is clicked, a new message is ready to be composed and sent to these recipients.

Administration Module
---------------------

The Administration module contains your credit account, user profile, transaction histories, ongoing sales and purchases, requests and inventory if you are a Seller. As a registered user, you can modify your password and update your contact information and manage all your site activity from this module. You must be logged in to access any of the functions of the Administration module.

Passwords
---------

The first link on the Administration module is Change Your Password. It is recommended that you change your password on a regular basis. This can be done at any time by selecting the Password link on the sidebar and following the instructions. Passwords are encrypted for security purposes.

Update Profile
--------------

To change any contact information entered during the registration process, select the Update Profile link and modify the information you wish to update. Note that shipping and billing addresses do not need to be retyped if they are the same. Simply select the Same as contact address box to repeat the modifications. Once you are finished, click on the Update button at the bottom of the screen. Cancel will delete any modifications you have made.

Credit Account
--------------

Upon registration, a credit account was assigned to you.  This credit
account refers to system dollars.   It can be used for trading purposes or
for establishing budgets. You can view the balance of this account as well as view the history of all credit transactions on this account in the Administration module. All new accounts will have a zero balance until the Site Administrator adds funds to the user account.

The Credit Balance link pulls up a screen that summarizes your current account status. Your account ID number is located at the top of this screen. Beneath this is your Credit Limit. This is the entire amount of funds available for your transactions. This number will increase or decrease as transactions are made. Your Available Balance is the amount of funds in your account that are free for you to make purchases with. Your Retained Funds is the amount that is being held pending the approval and closure of Outstanding Purchases. Retained Funds and Available Balance should total your Credit Limit.

Any transactions that credit or debit your account balance will be shown in your Account History list. This record is to track your existing credit status and determine how the current balance was derived. It includes Sales and Purchases as well as deposits and withdrawals made by the Site Administrator.

Open Bids - Purchase and Sale
-----------------------------

Open Purchase Bid and Open Sale Bid contain all on-going Open Bid transactions that you are involved in. To view specifics of a transaction, click on the Transaction ID number. It is from the Open Sale Bid that the Seller will approve or counter-offer on any bids that have been submitted to him. A Seller may accept only one of multiple bids submitted by a Buyer, or can make multiple counter-offers. As mentioned earlier, this "Online Negotiation" process is unlimited in scope. Buyers and Sellers can also include notes with all offers. To counter- offer or to accept an offer from a Seller, the Buyer would click on that transaction in his Open Purchase Bid file. Open Bids may also be modified from here.

Once an Open bid is accepted, it is moved to the On-going Sales or On-going Purchases file. From here it is treated as a regular accepted transaction.

A Buyer can view the status of on-going purchases from here by clicking on the individual transaction ID number.

Sale Status:

Pending:    Order has been submitted to the Seller for approval.

Accepted:   Seller has agreed to terms of order and will notify Buyer
            of shipping date.

Error: Seller requires more information from the Buyer before sale can go forward.

On Hold: Sale has been rejected by the Seller and waiting for cancellation of the order by the Buyer.

Closed: Order has been accepted by the Seller and shipped to the Buyer.

Rejected:   Seller has rejected the order by the Buyer.  Buyer must
            cancel the order or resubmit the order meeting Seller's objections.

Outstanding Sales and Purchases
-------------------------------

Buyers can review transactions and check order status from here. Click on the individual transaction ID number to access the specifics of a
transaction.   When the status changes, you will also receive a message in your system email account and to your personal email account.

The Seller will accept or reject the offer from the Outstanding Sales file. The Seller selects the transaction from the list and clicks on the ID number to view and act on the transaction. Once a sale is accepted, the final step in the transaction process is to close the sale. The Seller will included all taxes and shipping at this time and an email will be sent to the Buyer notifying him of such and including a tracking number for the shipped item if available. In most cases the Seller will not ship the item until payment has been received.

Sale and Purchase History
-------------------------

Closed Sales are located in the Sales History and the Purchase History. All closed transactions appear in this file and are once again accessed by clicking on the Transaction ID number. Transactions in the list can be sorted by clicking on the bottom of the column.

Requests
--------

To post a request for a desired item that you do not find listed in the catalog, click the Add New Request link and fill in the appropriate information. Fields are included for Quantity, Price, Description, Manufacturer and Model Number, among others. All fields except Item Name are optional, but the more detail that is given, the more closely matched your request is likely to be. Once this is done, click the Submit button to post the request on the site.

To view all inventory requests, click on the View All Requests link. A list of requests will result and specifics of each request can be viewed by clicking on the individual Request ID number. To match a request, recall the Request ID number and go to Update Inventory. Enter the Request ID number into the Request Item ID field and click on Update. An email will be sent to the Requestor letting them know of a possible inventory match. Buyers will be able to go from their request directly to this item. You may also add new items and link these to the Request ID.

To view only your own requests click on the View Your Requests link. Your requests will be listed here in order of date submitted.

You may modify your requests by choosing the Update Your Request link and
clicking on a specific Request ID number.   Make your modifications and
submit.

To delete a request you have made previously, choose the Delete Your Request link and select the appropriate Request ID. The request information will be shown and you may either click the Delete button or Cancel this action.


Inventory
---------

Only a registered Seller can manage inventory. To become a Seller, a registered Buyer needs to contact the Site Administrator. After signing a listing agreement, the Administrator can update the your user role from Buyer to Seller. As the Seller, you may add, review, update and delete your inventory manually. If your inventory quantity is large, it can be uploaded using the Bulk Upload tool. For more information on this consult the Inventory Management section of this manual.

To view your inventory, click on the View Inventory link. You are provided with multiple ways to search for the item you wish to review. You can search by ID number, key words, multiple fields or by category. You can also select to view your complete list of inventory. Each item's detail may be inspected by clicking on the ID number from the resultant search list.

To add inventory to the site, click on the Add New Inventory link. This will bring up the complete catalog tree including all categories and subcategories available on the site. Click on the category or subcategory in which you want your item(s) to appear. If you believe that your inventory should be in a catalog that is not listed contact the Site Administrator about setting up a new catalog.

After selecting the appropriate category, a screen appears with the information required to list your inventory. Note that fields with an asterisk (*) are required fields. For pricing, you may select any and all of the options available. You may also make this item available for auction at any time. Remember that the quantity for sale needs to be reduced by the amount you make available for auction.

Enter all the appropriate information for your item. You should also attach any specification files or photos now. Click on the Add button at the bottom of the screen.

You can also edit your current inventory. Click on the Update Inventory link and type in your item ID number or select the item you wish to update through the search methods and then click Next. You may modify any of the fields of the selected item, then click on the Update icon at the bottom of the screen to save these changes.

To delete inventory from your current list, click on the Delete Inventory link. You will be prompted for the item ID number that you wish to delete or search for that item using the methods provided. Click directly on the item ID number of the item you wish to delete. Next click on the Delete icon at the bottom of the screen.

Auction

The Entrade auction technology is fully integrated into the transaction software. This means that auctions are easily set up for items already existing in the inventory and that items for auction can be made available for general purchase if they are not sold via auction, using the shared database. An item may also be available for general purchase at the same time a portion of the quantity is being auctioned. However, the auction technology may be employed without making any items available for general purchase, thus creating an wholly auction site.

If a Buyer is only interested in items being auctioned, he can click on the Upcoming Auction or the Ongoing Auction links provided on the left of the screen. As an item that is put up for auction is also included in the entire catalog of inventory, a Buyer can also perform an advanced search across all catalogs and use only the purchase criteria of 'auction'. The resulting list will be all of the items currently being auctioned on the site. Items in the catalog that are being auction are flagged with the fourth purchasing icon, a red gavel.

The user then selects the desired item from the list and is directed to
Item Information page, as in a regular transaction which shows all information about the auction, such as auction start and end time, starting bid, minimum bid, and whether the Seller has set a reserve price or not.
If a Seller has set a reserve price, a high bid is not a winning bid until the Seller's reserve price is met. This screen will also show the list of all winning bids for the auction, and the form for the user to complete to place a bid.

Placing Bids
------------

To place a bid, select your desired quantity and a price per unit you are willing to pay. The Allow Partial checkbox is an option that tells the system that you will accept a lesser quantity if you are outbid for a portion of this item. For example, you bid for a quantity of 50 at $5.00 and the next bidder bids for 30 at $6.00. Your quantity will be reduced to 20 at $5.00. The 'allow partial' option is checked by default. You also have the option of placing an Auto Bid amount. This tells the system to increase your bid automatically up to the amount you allocate if you have been outbid.

Placing your bid takes you to the Auction Bid Information screen where you review the bid, billing and shipping information. This screen is the same as the Purchase Order screen for regular transactions but applies only to the auction bid being submitted at that time, not those items on your order worksheet that you may have purchased as cash, bulk, or open bid. After reviewing all the information on this screen, the user clicks a submit button, and at this point the bid is placed.

Bid Status
----------

Successful - You have input a high bid.  A high bid is not a winning bid
until the Seller's reserve price is met.   [Shown as a green circle icon].

Partially Successful - For partial high bid, the quantity in the bracket is the actual quantity committed. [Shown as a half colored green circle icon].

Unsuccessful - Your bid does not exceed the current high bid. [Shown as a red circle icon].

Outbid
------

If you are outbid in an auction, you will receive an email notification both to your personal email account and through the Communication module. The email tells you the minimum winning bid, your current bid, and gives you a direct link to the product Auction page to change the bid.

Ongoing Auctions
----------------

You may view your active bids in the Administration Module as a Buyer or Seller. As a Buyer, the Buyer Ongoing Auction link will pull up a list of all bids you have placed on current auctions and details the product name, bid amount, quantity, rank of bid (successful, unsuccessful, or partially successful), and the time and date the auction closes. Clicking on the Product ID number will bring up the full details of the auction. The Buyer Auction History link will give you a list of all completed auction transactions.

As a Seller, you may also view your auctions in the Administration Module. The Seller Ongoing Auction link will pull up a list of all the items you currently have available for auction and detail the product name, current high bid, and the closing date and time. This list will also include details of Upcoming Auctions. The Seller Auction History link will list all your closed auctions and details the product name, the high bid, the closing date and time, and the ranking status of the auction (successful, unsuccessful, partially successful). Clicking on the Product ID number will bring up the full details of the auction and will also provide a link to orders generated on successful auctions.

There are also two links provided in brackets that will allow you to view Ongoing Auctions and Upcoming Auctions that can be sorted by Name, starting time, closing time, starting bid, or quantity. The Upcoming Auction link also has an option that can notify you when the auction has started through an email notification that provides a direct link to the auction.

Closed Auctions
---------------

Once the auction ends, winning bids will be stored in your Outstanding Purchases as a regular transaction, pending the closing of the sale by the Seller. Once closed by the Seller, you can view the history of the bid in the Purchase History of the Administration module.

Adding Auction Inventory
------------------------

There are two ways to put a product on the system for auction. You can either add a new product or modify an existing product.

When you add a new product for auction, you use the Add New Inventory link in the Administration Module. This links to the template for a general sale item, that asks you for appropriate information about the product, such as product name, condition, price, type of sale, etc. You then specify the item as an auction type of sale. On the New Product form, you will see an extra checkbox and a new section of the form for auction information. The required fields for an auction only product are product name, quantity type, and the information inside the auction section of the
form.   To be able to offer a product for auction, you will have to:

Check the Auction checkbox

There is an option to specify specific user groups or Sellers that can have access to place bids on your auction items.

Specify the quantity available for auction only. Please note that auction quantity is separate from regular quantity if available as cash purchase. Ex . If you have 100 items for sale, and you want to offer 80 of them for regular sale and 20 for auction, then input 80 in regular quantity, and 20 in Quantity Available for Auction. You also can specify this auction quantity to be available as a bulk purchase only. Ex. If you have 50 items for sale, by checking the bulk auction box potential Buyers can only purchase the entire 50 items.

Specify start date/time for auction. You cannot start an auction at a past date or time. Auctions can be set on the hour.

Specify end date/time for auction

Starting bid is a required field where you specify the starting price for the product.

Bid increment is a required field. Specifies the increment at which bidders will be able to raise their bids.

Reserve price specifies the minimum price at which you agree to sell the product. This value is not visible to Buyers. They will only be able to see whether a Seller has set a reserve or not.

Note: Often Sellers specify a very low starting bid. This creates a danger of not generating enough interest in Sellers to drive the bids up to a desired price. You may end up selling the product at very low price. This is when you would want to use the reserve price field. The Reserve Price is to protect you as a Seller from letting an auction end with too low of a selling price.

      .     If you only selected Cash Auction, please enter the values in
Cash amounts.

      .     If you have selected Credit Auction, please enter the following values in Credit amounts. The currency conversion rate should remain at $1 cash = $1 credit.

      .     If you have selected Cash and Credit Auction, please enter the following values in cash dollars and the system will convert the amounts into credit based on the currency conversion rate you selected below.

      .     You can choose a non-auction purchase method through Open Bid if you have auction quantity remaining after the auction has closed. To make the remaining quantity available for Open Bid purchase after close of the auction, select the Open Bid method desired from the drop down box. This will tell the system to automatically transfer those remaining quantities to the non-auction purchase method you have selected.

If you have an existing product for sale in your inventory, you may modify it to offer it for auction. In your Administration module, go to Update Inventory and find the product you want to offer for auction. The Update form will also have a section for auction information. You have to check the Cash Auction checkbox and fill all the necessary information for an
auction.   Please remember that regular quantity and auction quantity are two unrelated fields. If you have 100 items for sale, and you want to offer 20 for auction, then you have to decrease quantity of the product to 80, and put 20 in Quantity Available for Auction.

If you've added an auction, but want to change something, you can make modifications as long as the auction hasn't started yet. If it's 12 pm now, and you set your auction to start at 2 pm today, then you have 2 hours to change any parameters of the auction.

If there is a live auction in progress, you will be able to modify some parameters. You will be able to add more items to the auction quantity, but not decrease the amount. You will also be able to extend the auction timeframe, but only in case where your reserve price has not yet been met.

If you didn't set a reserve price, you will not be able to extend your auction, or add a reserve price. You can change the non-auction purchasing method you have selected for the remaining quantities after the auction has closed.

When auctions end, all successful bids are processed and new orders are generated as a regular transaction Purchase Order. These are viewable through the Administration Module in Outstanding Sales or if the transaction is closed, through Sales History or Seller Auction History. If you specified a transferring method for remaining quantities after an auction closes those quantities will be moved. Otherwise, they are not available for sale but are maintained as auction inventory.

Help Content
------------

Advancement of the Entrade Knowledge Base will be an ongoing project that will provide an interactive and dynamic Help Desk experience to the user.

Administration Application
--------------------------
Site Map
---------

General
-------
Broadcast
Message Template
System Status
Log out

User
----
Manage User
Online User
Log out

Category/Inventory
------------------
View Category
Add New Category
Update Category
Delete Category

View Inventory
Add New Inventory
Delete Inventory
Update Inventory

Inventory Log
Depleting Mode

Logout

Transaction
-----------
Fee Schema
View Transaction
View Open Bid
Logout

Reports
-------
Inventory Transaction Summary
Order Packing List
Item Summary
Purchase History
Sales History
Transaction Summary

The administration site is located at a different URL from the general user site. This site has a very simple look and feel. Administrators are the only user level that can access this site.
The administration site is divided into five modules:

      -     General
      -     User Management
      -     Category and Inventory Management
      -     Transaction
      -     Report



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General
-------

The General Module allows the administrator to broadcast an email to all system users, or all buyers, sellers or administrators. The messaging tool is similar to the Communication Module of the transaction site.

The message template contains a description of all the email messages that are system generated when a purchase has been accepted, rejected, pending or shipped by the seller. A message is also generated when a seller or buyer has made an offer or counteroffer for an auction or open bid item. Each message is written in 2 formats - html and text content. The html-formatted message is sent to the Communication Module and the text format message is sent to the external email of the user.

The system status will display as being open or closed.   The system is
only closed for emergency maintenance.

User Management
---------------

Any user can be managed using this module.   There is a search engine
provided to locate users.  Type in your search criteria and click "search."

 You are not required to enter information in all the fields. You can search by User Name, First Name, Last Name, or Company Name. Once the user has been found, the administrator can perform the following tasks by clicking on the name of the user:

Change the user's password - If a user has forgotten their password, you can change it here. You can also have the system send an email notification to the user of this change.

Update the user's profile - From here, you can update the company name, contact details and the billing and shipping information of any user.

Change the access level of the user (buyer, seller, administrator) - You can modify the access level of any user. When a user initially registers, the default access level is to a buyer. Only the administrator, using this section, can change a buyer to a seller or another administrator.

Credit or Debit the user's credit account - One of the purchase methods available is an internal credit system established for new users. As a buyer purchases items, the credit system depletes the amount automatically.

As an administrator, you can add (credit) or subtract (debit) to this amount. To add credit, simply enter the amount you wish to add. To subtract credit, put a minus sign before the amount to be debited.

Set user's System Fee - There are different system fees that can be applied to different sellers: a listing only fee, a flat only fee or a percentage only fee. You can apply all of these or use any combination of the three. You also have the option of not applying any system fees.

Disable the User - prevents a user from logging onto the site.

Delete the User - removes the user from the site.

You also have the ability of viewing all users currently logged onto the user site by clicking on the online users link at the left side bar.



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Category and Inventory Management
---------------------------------

There are two main functions within this module that allow you as an Administrator to manage catalogs, categories and inventory items.

This module allows the administrator to view, add, update or delete any category or sub-category on the site. Any modification made will immediately be reflected on the user site. When adding or updating a catalog, the administrator has the ability to add descriptive fields as well as enable the advance search feature on these fields. Descriptive fields are set up by category. Different fields can be added for different categories. For example, one category can have an additional field for "manufacturer number" while another category does not require this field.

When adding additional descriptive fields, the following information must be entered:

      1. The field name which can only be populated by alphabetical characters and cannot contain any spaces. Ex. REFNUMBERS

      2. The field alias is the name that will be displayed on the user site. It can be composed of multiple words. Ex. Reference Numbers

      3. Select Enable or Disable. By selecting enable, this field will be searchable from the advance search module of the user site.

      4.    Click Finish when all fields have been filled in.

To set up a new catalog, category or sub-category:

      1. Click on the Category/Inventory Module from the administration site.

      2. From the left side bar make your selection to view, add, delete or update a category

      3.    Click on next button, and follow the prompts:

      - If adding a new category, select a parent category, name the category, and add any number of additional descriptive fields required to describe your inventory items. Also identify whether you want to be able to search on this field by selecting the enable feature. A future enhancement will allow categories to be made available to specific sellers.



      - If updating a new category, select the category you wish to update. You can then modify the parent category, modify the category's general information and modify, add or delete any of the additional descriptive fields.

      - If deleting a category, please note that all inventory items contained under that category will also be deleted.


When fished, be sure to go back and view the catalog and its contents for accuracy.



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In addition to the above, you also have the option of moving an entire category to another category or making it a sub-category. Please note that any inventory items falling under that category will be moved too.

      -     From the administrator's site, click on the Category/Inventory
Module.

      -     Select Update Category on the left side bar.

      -     Click on the next button.

      - Select the category you would like to move and click on the next button. The category you selected will become highlighted.

      - Select the category you wish to move this category to. Be aware of the root structure of the catalog before selecting where you would like it to be moved. Click on the next button.

      - Modify any category information as necessary, and click on the next button.

      -     Update or add additional descriptive fields as necessary, and
then click on the finish button.   Your category has now been moved.

When finished, go back and view catalog for accuracy of its placement. If changes are required you can update your category or move it again.

The second functionality of this module is to allow the administrator to
view, add, update or delete any inventory items listed on the site.   To
set up a new inventory item follow these steps:

      -     From the administrator's site, click on the Category/Inventory
Module

      - From the left side bar make your selection to view, add, delete or update an inventory item

      -     Click on the next button, and follow the prompts:

            .     When adding a new inventory item, select a parent
category you wish to add the inventory item to and click the next button. You will go through a template that asks you for appropriate information about the product, such as item name, condition, unit price, type of sale, seller/owner, type of sale, manufacturer name, and any additional descriptive fields you might have added when setting up the category.

When adding new inventory items, specify the type of sale from the following selection along with the unit price. You may select any combination of sale types:

            1. Fixed Cash - refers to a set price using any external payment option, i.e., Purchase Order, Credit Card or Electronic Funds Transfer.

            2. Fixed Credit - refers to a set price using system's internal credit account.

            3. Bulk Cash or Credit - refers to the option of selling the entire lot of items at one fixed price, cash or credit.



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            4.    Cash Open Bid - allows the buyer to select the quantity
and price he is willing to pay. This is submitted as a cash price to the seller who has the option to approve or make a counteroffer on the bid.

            5. Credit Open Bid - allows the buyer to select the quantity and price he is willing to pay. This is submitted as a credit price, using the internal credit account, again giving the seller an option to approve or make a counteroffer on the bid.

            6. Auction - Cash, Credit or Bulk - offers this item for sale to the highest bidder.

You also have the option of adding a picture or specification file to the inventory item.

To add a picture, go to the upload inventory picture field on the item information template and click on the browse button which will bring up your desktop. From there, find the photo file you wish to upload. The system will automatically format the picture size.

Some inventory items may require additional information such as blueprints or drawings. To add a specification document, go to the upload specification field on the item information template and click on the browse button and find the document, blueprint, or drawing on your desktop to add to this inventory item.

      .     When updating a new inventory item, select the category the inventory item is under and then click on the inventory item you wish to change. The product information template will come up for you to make your changes. When finished, hit the update button. Your changes are now viewable on the user site. There are multiple ways to search for an inventory item - by inventory item ID # (system generated), keyword search, or across any descriptive fields that are enabled.

      .     If deleting an inventory item, select the category the
inventory item is under and then click on the inventory item you wish to delete. The item information of that inventory item will be shown. Click on the delete button at the bottom of the screen if you are sure you want to delete this item. Once you click on that button, the item has been deleted. Remember that if you need to delete all inventory items that fall under that category it is much easier to delete the entire category.

When finished, go back and view inventory for accuracy. If changes are required, follow the above instructions for updating inventory.

On the item information template, you can specify the inventory item as an auction type of sale by checking the item available for auction checkbox. To be able to offer a product for auction you will have to:

      -     Check the Auction checkbox

      - Specify the user groups that have access to place bids on your auctions.



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      -     Specify the quantity available for auction.  Please note that auction quantity is separate from regular inventory quantity. Ex. If you have 100 items for sale, and you want to offer 80 of them for regular sale and 20 for auction, then input 80 in regular quantity, and 20 in quantity available for auction. You also can specify this auction quantity to be available as a bulk purchase only. Ex. If you have 50 items for sale, by checking the bulk auction box potential buyers can only purchase the entire 50 items.

      - Specify start date and time for your auction. You cannot start an auction at a past date or time. Auctions times are set on the hour.

      -     Specify end date and time for auction.

      - Starting bid - specify the starting price for this auction. This is a required field.

      - Bid increment - specify the increment at which bidders will be to able to raise their bids. This is a required field.

      - Reserve Price - specify the minimum price at which you agree to sell the product. This is NOT a required field. This value will not be visible to bidders. They will only be able to see whether you placed a reserve or not. Note: Often sellers specify a very low starting bid to
entice bidders.   This can create a danger of selling a product at very low
price. This is when you should use the reserve price field. This will protect your interests as a seller.

Please note: When specifying the starting bid, bid increment, and reserve price amounts, follow the guidelines below for the currency conversion rate of cash and credit:

      .     If you have only selected Cash Auction, please enter the values in Cash amounts.

      .     If you have selected Credit Auction, please enter the following values in Credit amounts. The currency conversion rate should remain at $1 cash = $1 credit.

      .     If you have selected Cash and Credit Auction, please enter the following values in cash dollars and the system will convert the amounts into credit based on the currency conversion rate you select.

      - Non-auction purchase method - if you have auction quantity remaining after the auction has closed, you may make this available for Open Bid purchase after close of the auction. Select the Open Bid method desired from the drop down box. This will tell the system to automatically transfer those remaining quantities to the non-auction purchase method you have selected.

You may update any of your auction details up until the time the auction starts. By following the above procedures for updating inventory.

Once your auction has begun, the only changes that can be made are to add inventory quantity, extend the auction (but only in cases where your reserve price has not been met) and change the non-auction purchasing method.



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Inventory Log
-------------

The Inventory Log functionality allows the administrator to track changes to inventory. You can select a list by seller for a specified date span. It will display the inventory item number, the user name, the action taken
- addition, deletion or update -- , quantity and the log date. This is a monitoring functionality for administrators to monitor the quantity levels of inventory by seller to ensure no inventory items are sold off line.

Depleting Mode
--------------

The depleting mode functionality allows the administrator to choose whether inventory items with a zero quantity appear on the site or not. By choosing "show," the inventory item remains listed in the catalog, and by choosing "hide," the inventory item is removed from the catalog.

Transaction Management
----------------------

Administrators use this module to set transaction fee rates for sellers, view transactions, view auctions and view open bids.

Fee Schema
----------

System fees apply only to sellers. There are no limits to the quantity of fee schema possible on the site.

Each fee schema can be composed of a combination of three transaction fees:

A listing fee is applied each day an item is listed on the site.

A percentage transaction fee is applied when a transaction closes. The fee is a percentage of the final cost of the transaction. The administrator can set several intervals where the percentage transaction fee differs from one interval to the other.

      For example:  $      1 - $1,000  =   5% transaction fee

                      $1,001 - $3,000  = 10% transaction fee

                      $3,001 -  $5,000  = 15% transaction fee

A Flat Rate Transaction Fee is applied when a transaction closes. A predefined amount is charged to the seller for each transaction. The administrator can set several intervals where the flat rate transaction fee differs from one interval to the other.

      For example : $      1 - $1,000  = $  5 transaction fee

                       $1,001 - $3,000  = $10 transaction fee

                       $3,001 - $5,000  = $15 transaction fee



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View Transaction
----------------

The administrator can view a summary of any on-going or closed transactions. Use the specialized search engine to set search criteria for the transaction you wish to view. For example, by order status (closed, accepted, rejected etc.), seller, cash amount, transaction time span, order amount, or order date. You can also search by the order ID number which is system generated every time you place an order.

View Auctions
-------------

The administrator can also view a summary of any on-going or closed auctions by a buyer or seller. This also contains a specialized search engine to set a search criteria for the auctions you wish to view.

View Open Bid
-------------

The administrator can view a summary of any on-going or closed open bid transactions accepted or rejected by the buyer or the seller. This also contains a specialized search engine. For example, by open bid status, seller, buyer user name, transaction time-span, or open date. You can also search by the open bid # which is system generated when an open bid is placed.

Report Management
-----------------

Currently, there are six Crystal Reports that can be viewed through the browser. These reports are dynamically populated. The available reports are listed below:

Inventory Transaction Summary:  Details transactions sorted by product.

Order Packing List:  Details all closed transactions.

Product Summary: A comprehensive list of all products available on the site per catalog or category

Purchase History:  All  transactions grouped by buyer.

Sales History:  All transactions grouped by seller.

Transaction Summary: All transactions grouped by status (open, closed, etc)

Please note there is a link to Login or Logoff on the left side bar of each module depending on whether you are logged in or not.



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System Requirements
-------------------

CLIENT SIDE

Browser                 IE 3.X or higher
                        Netscape 3.X or higher

Client Workstation
Operating Systems       Win 95
                        Win 98
                        Win NT 4.0 Workstation

Screen Resolution       800X600
                        Number of display colours - 256
                        Will operate reasonable at 640X480

Modem Speed             28.8 kbs (target)


SERVER SIDE             Windows NT Server 4.0 (SP3)
                        IIS 4.0 (OP 4)
                        SQL 7.0, ADO 2.1
                        Crystal Report 7.0